                                                                    EXHIBIT 4.39

________________________________________________________________________________


                            SALE AND LEASE AGREEMENT


                           dated as of August 1, 1995

                                    between

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                                 Owner Trustee,

                                     Lessor

                                      and

                            SOUTHWEST AIRLINES CO.,

                                     Lessee

                           __________________________


                       One Boeing Model 737-3H4 Aircraft


                      SOUTHWEST AIRLINES 1995 TRUST N604SW

________________________________________________________________________________


         All right, title and interest of Lessor in and to this Sale and Lease Agreement and the Aircraft (including the Engines) has been assigned to and is subject to a security interest in favor of WILMINGTON TRUST COMPANY, as Indenture Trustee. This Sale and Lease Agreement has been executed in several counterparts. No security interest in Lessor's right, title and interest in and to this Sale and Lease Agreement may be created through the transfer or possession of any counterpart other than the counterpart identified, for purposes of perfection of a security interest in chattel paper (as such term is defined in the UCC), as the original counterpart. [This is not the original counterpart.]

                               TABLE OF CONTENTS


Section 1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2.       Sale, Lease and Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Section 3.       Term and Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.2     Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.3     Interim and Basic Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.4     Variable Amounts on Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.5     Supplemental Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.6     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.7     Adjustment to Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value  . . . . . . . .  16
                 3.7.1     Adjustments upon Payment by Lessor of Transaction Costs, Etc   . . . . . . . . . . . . . .  16
                 3.7.2     Recalculation Procedures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.8     Certain Advances; Reimbursement Thereof  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 4.       Lessor's Representations and Warranties; DISCLAIMER; Certain Agreements of Lessee  . . . . . . . . .  18
         4.1     Lessor's Representations and Warranties; DISCLAIMER  . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.2     Certain Agreements of Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 5.       Return of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.1     General Condition upon Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.1.1     Airworthiness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.1.2     Free of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 5.1.3     Operating Configuration and Condition  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 5.1.4     Cleanliness and Operability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 5.1.5     Parts and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.2     Return of Other Engines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.3     Return at End of Base Lease Term or Renewal Lease Term . . . . . . . . . . . . . . . . . . . . . . .  21
         5.4     Manuals; Service Bulletins, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.5     Failure to Return Aircraft or Engines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.6     Aid in Disposition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.7     Storage upon Return. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 6.       Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 7.       Registration, Operation, Possession, Subleasing and Records  . . . . . . . . . . . . . . . . . . . .  23
         7.1     Registration and Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 7.1.1     Registration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23





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
                 7.1.2     Nameplate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 7.1.3     Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 7.1.4     Insurance Requirements; Government Requisition; Indemnity  . . . . . . . . . . . . . . . .  24
         7.2     Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 7.2.1     Interchange and Pooling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 7.2.2     Testing and Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 7.2.3     Civil Reserve Air Fleet Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 7.2.4     Installation of Engines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 7.2.5     Installation of Engines on Other Airframes   . . . . . . . . . . . . . . . . . . . . . . .  26
                 7.2.6     Pooling of Parts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 7.2.7     Wet Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 7.2.8     Sublease to Permitted Air Carriers   . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.3     Records and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 7.3.1     Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.3.2     Information and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.3.3     Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 8.       Maintenance; Replacement and Pooling of Parts; Alterations; Modifications and Additions  . . . . . .  29
         8.1     Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 8.1.1     Maintenance Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 8.1.2     Compliance with Government Requirements  . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.2     Replacement of Parts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.3     Pooling of Parts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.4     Alterations, Modifications and Additions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 8.4.1     Mandatory Alterations, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 8.4.2     Voluntary Alterations, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Section 9.       Voluntary Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.1     Right of Termination upon Obsolescence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.2     Sale of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.3     Retention by Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.4     Termination As to Engines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

Section 10.      Loss, Destruction, Requisition, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         10.1    Event of Loss with Respect to Airframe . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 10.1.1    Lessee's Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 10.1.2    Replacement of Airframe and Engines  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 10.1.3    Payment of Stipulated Loss Value and Rent  . . . . . . . . . . . . . . . . . . . . . . . .  35
                 10.1.4    Stipulated Loss Value Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 10.1.5    Payment of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 10.1.6    Conditions to Replacement of Aircraft  . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                           10.1.6.1  No Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                           10.1.6.2  Tax Loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36





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
                           10.1.6.3  Lessee's Obligations with Respect to Replacement Aircraft  . . . . . . . . . . .  36
                 10.1.7    Recordation and Opinions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 10.1.8    Conveyance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.2    Event of Loss with Respect to an Engine  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 10.2.1    Event of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 10.2.2    Conditions; Lessee's Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 10.2.3    Recordation and Opinions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 10.2.4    Conveyance; Replacement Engine   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 10.2.5    No Reduction of Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         10.3    Application of Certain Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 10.3.1    Replacement of Airframe and Engines  . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 10.3.2    Replacement of Engine  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 10.3.3    Nonreplacement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         10.4    Requisition of Aircraft for Use by Governmental Authorities  . . . . . . . . . . . . . . . . . . . .  42
         10.5    Requisition of an Engine for Use by Governmental Authorities . . . . . . . . . . . . . . . . . . . .  42
         10.6    Application of Payments During Existence of Default  . . . . . . . . . . . . . . . . . . . . . . . .  42

Section 11.      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         11.1    Public Liability and Property Damage Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.1.1    Type, Form and Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.1.2    Coverage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.1.3    Additional Insureds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         11.2    Insurance Against Loss of or Damage to Aircraft and Engines  . . . . . . . . . . . . . . . . . . . .  43
                 11.2.1    Type, Form and Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.2.2    War-Risk Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.2.3    Certain Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                           11.2.3.1  Additional Insureds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                           11.2.3.2  Payment of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                           11.2.3.3  Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 11.2.4    Deductibles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 11.2.5    Government Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         11.3    General Policy Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 11.3.1    Primary Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 11.3.2    Coverage for Each Insured  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 11.3.3    Waiver of Certain Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 11.3.4    Breach of Warranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 11.3.5    Notice of Termination or Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 11.3.6    Nonliability for Premiums  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 11.3.7    Identity of Insurers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 11.3.8    Fifty-fifty Clause   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.4    Application of Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.5    Certificates; Reports, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.6    Lessor's Right to Maintain Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47





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
         11.7    Insurance for Own Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11.8    Self-Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

Section 12.      Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

Section 13.      Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         13.1    In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         13.2    Security for Lessor's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

Section 14.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         14.1    Failure To Pay Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         14.2    Specific Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         14.3    General Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         14.4    Misrepresentation and Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         14.5    Bankruptcy, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

Section 15.      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         15.1    Default; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 15.1.1    Return; Repossession   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 15.1.2    Sale; Use Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 15.1.3    Certain Liquidated Damages   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                           15.1.3.1  Liquidated Damages--Fair Market Rental Value   . . . . . . . . . . . . . . . . .  51
                           15.1.3.2  Liquidated Damages--Fair Market Sales Value  . . . . . . . . . . . . . . . . . .  51
                 15.1.4    Liquidated Damages upon Sale   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 15.1.5    Rescission and Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         15.2    Determination of Fair Market Rental Value and Fair Market Sales Value  . . . . . . . . . . . . . . .  52
         15.3    No Waiver, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

Section 16.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

Section 17.      Net Lease; Lessee's Obligations; No Setoff, Counterclaim, Etc  . . . . . . . . . . . . . . . . . . .  53

Section 18.      Renewal and Purchase Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         18.1    Renewal Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         18.2    Purchase Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

Section 19.      Successor Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

Section 20.      Right to Perform for Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

Section 21.      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

Section 22.      Investment of Security Funds; Miscellaneous; Amendment . . . . . . . . . . . . . . . . . . . . . . .  59
         22.1    Investment of Security Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59





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
         22.2    Miscellaneous; Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

Section 23.      Permitted Foreign Air Carriers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61


EXHIBIT A                  Form of Sale and Lease Agreement Supplement

EXHIBIT B-1                Stipulated Loss Value Schedule

EXHIBIT B-2                Termination Value Schedule

EXHIBIT C                  Rent Payment Schedule, EBO Installment Payment Schedule and Special Purchase Price

EXHIBIT D                  Permitted Foreign Air Carriers

EXHIBIT E                  Assumed Interest Amounts

APPENDIX A                 Certain Return Conditions





                       SALE AND LEASE AGREEMENT [N604SW]

         THIS SALE AND LEASE AGREEMENT dated as of August 1, 1995, is between SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly stated herein, and otherwise solely as Owner Trustee under the Trust Agreement hereinafter referred to (together with any successor in such capacity and its permitted assigns, "Lessor"), and SOUTHWEST AIRLINES CO., a Texas corporation (together with its successors and permitted assigns, "Lessee").

                                    RECITALS

         1. On June 5, 1995, an AC Form 8050-2 Bill of Sale dated April 25, 1995, from Manufacturer (as defined below) in favor of Lessee covering the Aircraft (as defined below) was recorded by the FAA (as defined below) as Conveyance Number XX004290.

         2. The parties hereto desire that Lessor purchase the Aircraft from and lease it back to Lessee as hereinbelow provided.

         In consideration of the premises and the mutual agreements herein contained, Lessor and Lessee agree as follows:

         Section 1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined. Any agreement referred to below shall mean such agreement as amended, supplemented and modified (including as the same may be amended and restated) from time to time, to the extent permitted by, and in accordance with, the terms thereof. For all purposes of this Lease the capitalized terms used but not defined herein are used as defined in the Trust Indenture or, if not defined therein, as defined in the Participation Agreement.

         "Act" means Subtitle VII of Title 49 of the United States Code, as amended from time to time.

         "Advance" is defined in Section 3.8.

         "Affiliate" means, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aircraft" means the Airframe, together with the two Engines, whether or not any of such Engines may from time to time be installed on the Airframe or may be installed on any other airframe or on any other aircraft.





                       SALE AND LEASE AGREEMENT [N604SW]

         "Airframe" means (i) the Boeing Model 737-3H4 aircraft (excluding Engines or engines from time to time installed thereon) specified in the initial Lease Supplement, manufactured by Manufacturer and sold by Manufacturer to Lessee pursuant to the Purchase Agreement, sold hereunder by Lessee to Lessor, and leased back by Lessor to Lessee, all hereunder and under the initial Lease Supplement, (ii) any Replacement Airframe, (iii) any and all Parts so long as the same shall be incorporated in such aircraft and title thereto shall have vested in Lessor pursuant to the terms of Section 8, and any and all Parts removed from such aircraft so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8, and (iv) all Records at any time maintained with respect to the foregoing property; provided, however, that at such time as a Replacement Airframe shall be substituted hereunder and the replaced Airframe shall be released from the Lien of the Trust Indenture, such replaced Airframe shall cease to be the Airframe hereunder.

         "Assumed Interest Rate" means 7.5% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months.

         "Assumed Interest Amount" means, with respect to the Deferred Equity Date and each Rent Payment Date, the amount set forth on Exhibit E opposite such date.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended from time to time, or any successor statute.

         "Base Lease Term" means the period commencing on the Base Lease Term Commencement Date and expiring on January 1, 2020.

         "Base Lease Term Commencement Date" means July 1, 1996.

         "Base Rate" means the interest rate publicly announced in New York City from time to time by Chemical Bank as its prime or base lending rate.

         "Basic Rent" means the rent identified as Basic Rent in and payable pursuant to Section 3.3.

         "Bills of Sale" means the FAA Bill of Sale, the Warranty Bill of Sale, the Lessee FAA Bill of Sale and the Lessee Warranty Bill of Sale.

         "Break Amount" is defined in Section 15.05(b) of the Trust Indenture.

         "Business Day" shall have the meaning attributed thereto in the Trust Indenture, so long as the Trust Indenture shall remain in effect, and otherwise means a day on which banks are not required or authorized to close in any of the City of New York, New York, Dallas, Texas, and Hartford, Connecticut, or such other city as shall be the situs of the principal office of Lessee or Lessor at the time in question.

         "Certificate Holder" is defined in Section 1.01(b) of the Trust Indenture.





                       SALE AND LEASE AGREEMENT [N604SW]

         "Certificate Rate" means, as of any date of determination thereof, (i) in respect of amounts owing or distributable pursuant to the Trust Indenture to the Holders of Certificates issued prior to the Section 18 Refinancing Date, the applicable Assumed Interest Rate, (ii) in respect of amounts owing to the Holders of Certificates issued on or after the Section 18 Refinancing Date, the interest rate or, if such Certificates shall have been issued with more than one Maturity Date, the weighted average of the interest rates (which weighting is to be based on the Outstanding principal amounts of the Certificates of each Maturity Date), then in effect with respect to the then Outstanding principal amounts of the Certificates, (iii) in respect of any portion of Stipulated Loss Value expected to be distributed to the Owner Participant, an interest rate equal to the yield utilized in calculating the Owner Participant's Net Economic Return, and (iv) in respect of any other amount owing to the Owner Participant (and which is not distributed to the Holders pursuant to the Trust Indenture), 1% in excess of the Base Rate, but in no event to exceed the maximum rate permitted by applicable law.

         "Certificates" means the Certificates (as defined in the Trust Indenture) issued under the Trust Indenture.

         "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

         "Debt Payments" is defined in Section 18.2(e)(1)(b).

         "Deferred Equity Amount" is defined in Section 8(dd) of the Participation Agreement.

         "Deferred Equity Date" means January 1, 1996.

         "Delivery Date" means the date of the initial Lease Supplement, which date shall be the date on which the Aircraft is delivered by Lessee to, and accepted by, Lessor hereunder and in turn leased back by Lessor to Lessee hereunder, which date shall be a Business Day.

         "Dollars" and "$" mean the lawful currency of the United States of America.

         "DOT" means the United States Department of Transportation or any governmental person, agency or authority succeeding to the functions of such Department of Transportation.

         "EBO Installment Payment Date" means a date set forth in Part II of Exhibit C hereto.

         "Engine" means (i) each of the CFM International Model CFM56-3-B1 engines identified by manufacturer's serial number in the initial Lease Supplement subjecting the Aircraft to this Lease and originally installed on the Airframe covered by such Lease Supplement, whether or not from time to time thereafter installed on such Airframe or installed on any other airframe or on any other aircraft, and (ii) any Replacement Engine, whether or not from time to time thereafter installed on the Airframe or any other airframe or on any other aircraft, together in each case with any and all Parts incorporated in such Engine and any and all Parts removed from such Engine, in each case so long as title thereto shall have been and shall remain vested in Lessor in accordance with the terms





                       SALE AND LEASE AGREEMENT [N604SW]
of Section 8, and all Records at any time maintained with respect to the foregoing property. Except as otherwise set forth herein, at such time as a Replacement Engine shall be substituted hereunder and the Engine for which the substitution is made shall be released from the Lien of the Trust Indenture, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

         "Engine Manufacturer" means CFM International, Inc., a Delaware corporation, in its capacity as manufacturer of the Engines.

         "Equity Payments" is defined in Section 18.2(e)(1)(b).

         "Estate" means the Trust Estate as that term is defined in the Trust Agreement.

         "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property: (i) disappearance or theft of such property or the loss of the use thereof for any reason not covered by any other clause of this definition, including hijacking, for a period of three consecutive months or for a period continuing through the last day of the Term, whichever first occurs, or destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) the confiscation, condemnation or requisition of use of such property by the Government or any other government or any instrumentality or agency thereof for a period in excess of six consecutive months or for a period continuing beyond the Term, whichever first occurs; (iv) as a result of any rule, regulation, order or other action by the FAA, DOT or other governmental body (including any court) having jurisdiction, the use of such property in the normal course of interstate air transportation of persons shall have been prohibited for a period of more than six consecutive months, unless Lessee, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit normal use by Lessee, but in any event (a) in any case in which such prohibition shall apply generally to all similar Boeing Model 737-300 series aircraft, if such prohibition is continuing on the last day of the Term, or (b) in all other cases, if such prohibition is continuing on the earlier of the first anniversary of such prohibition and the last day of the Term; provided, however, that if such prohibition is continuing on the last day of the Term, no Event of Loss pursuant to this clause (iv) shall exist if Lessor shall have delivered to Lessee a written notice not less than two days prior to the end of the Term that such prohibition on the last day of the Term shall not be deemed an Event of Loss; (v) the confiscation, condemnation or requisition of title to such property by the Government or any other government or any instrumentality or agency thereof; or (vi) respecting any Engine, any divestiture of title treated as an Event of Loss pursuant to Section 7.2.1 or any other provision of this Lease. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss shall be deemed to occur as of the date of the disappearance, theft, loss of use, insurance settlement, prohibition, confiscation, condemnation or requisition of title or of use, as applicable, except that no Event of Loss shall be deemed to have occurred pursuant to clause (i), (iii) or
(iv) above until the expiration of the applicable period referred to therein.





                       SALE AND LEASE AGREEMENT [N604SW]

         "FAA" or "Federal Aviation Administration" means the Federal Aviation Administration or any governmental person, agency or other authority succeeding to the functions of the Federal Aviation Administration.

         "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 delivered to Lessee on the date of delivery of the Aircraft to Lessee by Manufacturer under the Purchase Agreement.

         "FAA Regulations" means the Federal Aviation Regulations issued pursuant to the Act from time to time, or any successor regulations thereto.

         "Floating Rate Renewal Term" means any of four successive periods of six months or one, two or three years each, not to exceed three years in the aggregate, which follow the Base Lease Term and with respect to which Lessee shall have exercised its option pursuant to Section 18.1 hereof.

         "Government" means the federal government of the United States of America or any instrumentality or agency thereof having the full faith and credit of the United States of America.

         "Guarantor" means AmSouth Bank of Alabama, and its successors and permitted assigns.

         "Guaranty" means the Guaranty, dated as of August 1, 1995, of the Guarantor in favor of the Persons named therein.

         "Holder" is defined in Section 1.01(b) of the Trust Indenture.

         The term "incorporated in" means incorporated or installed in or attached to or otherwise made a part of.

         "Indemnified Parties" means (i) Shawmut Bank Connecticut, National Association, in its individual capacity and as Owner Trustee, (ii) Wilmington Trust Company, in its individual capacity and as Indenture Trustee, (iii) the Owner Participant, (iv) the Original Loan Participant, (v) the Estate and the Trust Indenture Estate, (vi) the Guarantor, (vii) the respective Affiliates, successors and assigns of the foregoing, and (viii) the respective directors, officers, employees, agents, partners and servants of the foregoing.

         "Indenture and Trust Supplement" means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of Exhibit C to the Trust Indenture.

         "Indenture Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Indenture Trustee under the Trust Indenture and any successor, separate or additional Indenture Trustee thereunder.

         "Indenture Trustee Agreements" means the Participation Agreement and the Trust Indenture.





                       SALE AND LEASE AGREEMENT [N604SW]

         "Interim Lease Term" means the period commencing on the date which is six months from the Delivery Date and expiring at the end of the day on the day before the Base Lease Term Commencement Date.

         "Interim Rent" means the rent identified as Interim Rent in and payable pursuant to Section 3.3.

         "Investment Grade" is defined in Section 11.8.

         "Lease", "this Lease", "this Agreement", "hereby", "herein", "hereof", "hereunder" or other words mean this Sale and Lease Agreement, including without limitation supplementation hereof by one or more Lease Supplements.

         "Lease Default" means any event or condition which, with notice or lapse of time or both, would constitute a Lease Event of Default.

         "Lease Event of Default" is defined in Section 14.

         "Lease Period" means each of the Preliminary Lease Term, the Interim Lease Term, and each six-month period commencing on a January 1 or July 1, as the case may be, thereafter during the Term.

         "Lease Supplement" means a supplement to this Lease, in the case of the initial such supplement substantially in the form attached as Exhibit A hereto, subjecting the Aircraft or other property to this Lease.

         "Lessee FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA and delivered to Lessor on the Delivery Date by Lessee.

         "Lessee Warranty Bill of Sale" means a full warranty bill of sale covering the Aircraft delivered to Lessor on the Delivery Date by Lessee.

         "Lessor's Cost" for the Aircraft means the amount identified as such in the initial Lease Supplement subjecting the Aircraft to this Lease.

         "Lessor Liens" means Liens of any Person claiming by, through or under Lessor, the Person serving as Owner Trustee, in its individual capacity, or Owner Participant which arise as a result of (i) claims against Lessor, the Person serving as Owner Trustee, in its individual capacity, or Owner Participant, as the case may be, not related to the transactions contemplated by the Operative Agreements, other than claims being contested in good faith (and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles) by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture, loss or loss of use of the Aircraft, or any portion of the Trust Estate, and so long as such Lien does not affect the priority of the Lien of the Trust Indenture, (ii) any act or omission of





                       SALE AND LEASE AGREEMENT [N604SW]

Lessor, the Person serving as Owner Trustee, in its individual capacity, or Owner Participant, as the case may be, which is not related to the transactions contemplated by the Operative Agreements, or is in violation of any of the express terms of any of the Operative Agreements, (iii) Taxes or Losses imposed against or incurred by Lessor, the Person serving as Owner Trustee, in its individual capacity, or Owner Participant, as the case may be, for which Lessee is not obligated to indemnify pursuant to the Participation Agreement, other than Liens for Taxes not yet due or for Taxes or Losses being contested in good faith (and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles) by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture, loss or loss of use of the Aircraft, or any other portion of the Trust Estate, or (iv) claims against Lessor, the Person serving as Owner Trustee, in its individual capacity, or Owner Participant, as the case may be, arising out of any transfer by any of such Persons in violation of the express terms of the Operative Agreements.

         "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest, or any claim or exercise of rights, affecting the title to or any interest in property.

         "Losses" is defined in Section 7(c)(i) of the Participation Agreement.

         "Maintenance Program" is defined in Section 8.1.1.

         "Manufacturer" means The Boeing Company, a Delaware corporation, or any Affiliate thereof whose obligations are guaranteed by The Boeing Company, and their respective successors and assigns.

         "Manufacturer's Consent" means the Consent and Agreement of Manufacturer dated as of August 1, 1995, attached to the Purchase Agreement Assignment and, if applicable, the Agreement of Subsidiary by Boeing Domestic Sales Corporation of even date therewith.

         "Net Economic Return" means after-tax economic yield, total aggregate after-tax cash flow and general pattern of book earnings expected by the initial Owner Participant with respect to the Aircraft both through the end of the Base Lease Term and through the Special Purchase Option Date (assuming the exercise of the Special Purchase Option by Lessee), utilizing the same assumptions (including tax assumptions and constraints) as were utilized by Owner Participant in determining Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value percentages and the Special Purchase Price (including any installments thereof) as of the Delivery Date, as such assumptions may be adjusted from time to time to take into account the impact of any change of the type specified in Section 3.7 which theretofore has resulted in an adjustment of the percentages of Interim Rent, Basic Rent, Stipulated Loss Value, Termination Value or the Special Purchase Price (including any installments thereof).

         "Net Present Value of Rents" means, as of any date of determination, the net present value, as of the Delivery Date, of each of (i) all unpaid Interim Rent and Basic Rent through the end of the Term and (ii) for any date of determination prior to the Special Purchase Option Date, all unpaid





                       SALE AND LEASE AGREEMENT [N604SW]

Interim Rent and Basic Rent through the Special Purchase Option Date plus the Special Purchase Price, in each case utilizing a semi-annual discount rate that, on an annual basis, is equal to 8.05%.

         "Officer's Certificate" means a certificate signed by the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Person providing such certificate.

         "Operative Agreements" means this Agreement, each Lease Supplement, the Participation Agreement, the Trust Agreement, the Purchase Agreement, the Purchase Agreement Assignment, the Trust Indenture, the Certificates, each Indenture and Trust Supplement, the Bills of Sale, the Tax Indemnity Agreement, the Manufacturer's Consent, including any consents included in or attached to any thereof, and the letter agreement dated August 25, 1995 among the Lessee, the Owner Participant and the Owner Trustee.

         "Original Loan Participant" means Texas Commerce Bank National Association, a national banking association, and its successors and permitted assigns as holder from time to time of the Series SWA 1995 Trust N604SW-I Certificates.

         "Overdue Rate" means (i) in respect of that portion of Interim Rent, Basic Rent, Stipulated Loss Value, Termination Value or Special Purchase Price (or any installment thereof) expected to be applied to principal of or interest on the Certificates, the Past Due Rate, or if Certificates shall have been issued after the Section 18 Refinancing Date with more than one Maturity Date, the weighted average of the Past Due Rates in respect of the then- outstanding Certificates of each Maturity Date (which weighting is to be based on the Outstanding principal amounts of the Certificates of each Maturity Date) and
(ii) in respect of any other portion of Interim Rent, Basic Rent, Stipulated Loss Value, Termination Value or Special Purchase Price (or any installment thereof), any Renewal Rent, any Supplemental Rent owing to any Person, or any amount payable to Lessee (except as otherwise provided), 2% in excess of the Base Rate, but in no event to exceed the maximum rate permitted by applicable law. Any interest payable at the Overdue Rate that is determined with reference to clause (i) of this definition shall be computed on the same basis as the Past Due Rate, and any interest payable at the Overdue Rate that is determined with reference to clause (ii) of this definition shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

         "Owner Participant" means AmSouth Leasing Corporation, an Alabama corporation, and its successors and permitted assigns.

         "Owner Participant Agreements" means the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement.

         "Owner Trustee" means Shawmut Bank Connecticut, National Association, not in its individual capacity but solely as trustee under the Trust Agreement, and any successor, separate or additional Owner Trustee thereunder.





                       SALE AND LEASE AGREEMENT [N604SW]

         "Owner Trustee Documents" means the Participation Agreement, this Lease, the Trust Agreement, the Trust Indenture, the Certificates and the Purchase Agreement Assignment.

         "Participant" means Owner Participant and Original Loan Participant and their respective successors and permitted assigns.

         "Participation Agreement" means the Participation Agreement, dated as of August 1, 1995, among Lessee, Participants, Lessor and Indenture Trustee, relating to the Aircraft.

         "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines and (b) any items leased by Lessee from a third party (other than Lessor)) which may from time to time be incorporated in the Airframe or any Engine and title to which shall vest in Lessor (and "Part" means any of the foregoing) or, so long as title thereto shall remain vested in Lessor in accordance with Section 8.2 hereof, after removal therefrom.

         "Permitted Foreign Air Carrier" means a "foreign air carrier" (as defined in the Act) named in Exhibit D hereto (as the same may be modified from time to time in accordance with Section 23) and any successor of any such carrier.

         "Permitted Lien" means any Lien referred to in clauses (a) through (g) of Section 6.

         "Permitted Sublease" means a sublease permitted under Section 7.2.8.

         "Permitted Sublessee" means the sublessee under a Permitted Sublease.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preliminary Lease Term" means the period commencing on the Delivery Date and expiring at the end of the day on the day before the six month anniversary of the Delivery Date.

         "Purchase Agreement" means the Purchase Agreement between Manufacturer and Lessee specified in the Purchase Agreement Assignment providing, among other things, for the manufacture and sale by Manufacturer to Lessee of certain Boeing Model 737-300 series aircraft (including the Aircraft), as the same has been or may hereafter (to the extent permitted by the terms of the Purchase Agreement Assignment) be amended, modified or supplemented and including, without limitation, as part thereof, the detail specifications referred to therein and any and all change orders from time to time entered into with respect thereto (to the extent permitted by the terms of the Purchase Agreement Assignment), as such Purchase Agreement relates to the Aircraft and has been assigned pursuant to the Purchase Agreement Assignment.





                       SALE AND LEASE AGREEMENT [N604SW]

         "Purchase Agreement Assignment" means the Purchase Agreement Assignment, dated as of August 1, 1995, between Lessee and Lessor, assigning to Lessor certain of Lessee's rights and interests under the Purchase Agreement with respect to the Aircraft, which Purchase Agreement Assignment has annexed thereto the Manufacturer's Consent, executed by Manufacturer.

         "Records" is defined in Section 5.4.

         "Refinancing Date" is defined in Section 17(a) of the Participation Agreement.

         "Renewal Rent" means the rent payable in respect of a Renewal Term determined pursuant to Section 18.1.

         "Renewal Term" means any Floating Rate Renewal Term.

         "Rent" means Interim Rent, Basic Rent, Renewal Rent and Supplemental Rent.

         "Rent Differential Amount" is defined in Section 3.3.

         "Rent Payment Date" means each January 1 and July 1 during the Base Lease Term and any Renewal Term, commencing with July 1, 1996.

         "Replacement Aircraft" means any Aircraft of which a Replacement Airframe is a part.

         "Replacement Airframe" means a Boeing Model 737-300 (or an improved model) aircraft (except Engines or engines from time to time installed thereon) which shall be leased hereunder pursuant to Section 10.1.2.

         "Replacement Engine" means a CFM International Model CFM56-3-B1 engine (or an improved model engine manufactured by Engine Manufacturer of at least equivalent utility, remaining useful life and value, in each case suitable for installation and use on the Airframe and fully compatible with the other Engine or engine installed thereon) which shall have been substituted for an Engine leased hereunder pursuant to Section 5.2, 9.4, 10.1 or 10.2.

         "Section 18 Refinancing Date" is defined in Section 18(a) of the Participation Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SLV Determination Date" means any date set forth in Exhibit B-1 hereto.

         "Special Purchase Option Date" is defined in Section 18.2(b).

         "Special Purchase Price" is defined in Section 18.2(b).





                       SALE AND LEASE AGREEMENT [N604SW]

         "Special Purchase Price After-Tax Yield" means the after-tax economic yield, total aggregate after-tax cash flow and general pattern of book earnings expected by the Owner Participant with respect to the Aircraft through the Special Purchase Option Date if the Special Purchase Option were exercised and the Special Purchase Option Price paid in installments, utilizing the multiple investment sinking fund method of analysis and the same assumptions as used by such Owner Participant (including the Tax Assumptions set forth in Section 2 of the Tax Indemnity Agreement and the assumption that the amount of interest payable on the Certificates on each Rent Payment Date occurring prior to or concurrent with the Special Purchase Option Date will be the Assumed Interest Amount set forth on Exhibit E in respect of such Rent Payment Date) in its economic analysis of the transaction as of the Delivery Date.

         "Stipulated Loss Value" means the sum of (i) the amount determined by multiplying the Lessor's Cost of the Aircraft by the percentage set forth in Exhibit B-1 hereto opposite the SLV Determination Date next preceding the date on which Stipulated Loss Value is being paid (or, if such payment date is an SLV Determination Date, by the percentage set forth opposite such SLV Determination Date), and (ii) interest on such amount described in clause (i) above calculated at the Certificate Rate from and including such SLV Determination Date to but excluding the date of such payment (and, to the extent that the actual amount of interest paid and to be paid on the Certificates during the Lease Period in which such SLV Determination Date occurs up to and including such date is greater or less than the amount included in calculating the percentage set forth in Exhibit B-1 with respect to such SLV Determination Date on account of such interest, such percentage shall be adjusted appropriately to compensate for such differential). Stipulated Loss Value may be subject to adjustment in accordance with Section 3.7 and
Section 18.2(d) of this Agreement.

         "Supplemental Rent" means, without duplication, all amounts, liabilities and obligations (other than Interim Rent, Basic Rent or Renewal
Rent) which Lessee assumes or agrees to pay to Lessor or any other Person hereunder, under the Participation Agreement or any of the other Operative Agreements, including, without limitation (i) Stipulated Loss Value and Termination Value payments and Special Purchase Price payments, (ii) all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Participation Agreement and the Tax Indemnity Agreement, and (iii) all amounts required to be paid pursuant to Sections 3.4,
3.5 and 3.8 hereof.

         "Tax Indemnity Agreement" means the Tax Indemnity Agreement, dated as of August 1, 1995, between Owner Participant and Lessee, relating to the Aircraft.

         "Taxes" is defined in Section 7(b)(i) of the Participation Agreement.

         "Term" means the term for which the Aircraft is leased pursuant to
Section 3 hereof and, unless earlier terminated, shall include the Preliminary Lease Term, the Interim Lease Term, the Base Lease Term and any Renewal Term then in force or committed to in accordance with Section 18.1.

         "Termination Date" is defined in Section 9.1.





                       SALE AND LEASE AGREEMENT [N604SW]

         "Termination Value" means the amount determined by multiplying the Lessor's Cost of the Aircraft by the percentage set forth in Exhibit B-2 hereto opposite the TV Determination Date as of which Termination Value is being determined (and, to the extent that the actual amount of interest paid and to be paid on the Certificates during the Lease Period in which such TV Determination Date occurs up to and including such date is greater or less than the amount included in calculating the percentage set forth in Exhibit B-2 with respect to such TV Determination Date on account of such interest, such percentage shall be adjusted appropriately to compensate for such differential). Termination Value may be subject to adjustment in accordance with Section 3.7 of this Agreement.

         "Transfer" means, with respect to any Person, to transfer, by bill of sale or otherwise, all such Person's right, title and interest in and to the Aircraft, Airframe or any Engine, as the case may be, to another Person on an "as is, where is" basis, free and clear of any Lessor Lien but otherwise without recourse, representation or warranty, express or implied, and including an express disclaimer of warranties, representations and guarantees in a manner comparable to that set forth in Section 4.1.

         "Trust Agreement" means the Trust Agreement, dated as of August 1, 1995, between Owner Participant and Shawmut Bank Connecticut, National Association, in its individual capacity, relating to the Aircraft.

         "Trust Indenture" means the Trust Indenture and Security Agreement, dated as of August 1, 1995, between Owner Trustee and Indenture Trustee, relating to the Aircraft.

         "Trust Indenture Estate" has the meaning attributed to the term "Indenture Estate" in the Trust Indenture.

         "TV Determination Date" means any date set forth in Exhibit B-2 hereto.

         "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "U.S. Air Carrier" means any United States air carrier as to which there is in force a certificate issued pursuant to 49 U.S.C. Section 41102 and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

         "Warranty Bill of Sale" means the full warranty bill of sale for the Aircraft delivered to Lessee on the date of delivery of the Aircraft to Lessee by the Manufacturer under the Purchase Agreement.

         "Wet Lease" means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which the Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under the Act for the performance by such employees of similar functions within the United States of America (it being understood that cabin attendants need not be





                       SALE AND LEASE AGREEMENT [N604SW]
regular employees of Lessee), (ii) shall be maintained by Lessee in accordance with its Maintenance Program, and (iii) shall be and remain, in the hands of such third party, subject to all other terms and conditions of this Lease.

         Section 2.        Sale, Lease and Acceptance.

         (a) Lessor, subject to satisfaction or waiver of the conditions set forth in Section 4 of the Participation Agreement and the concurrent acceptance hereunder by Lessee of the Aircraft, hereby agrees, to the extent that the funds received by it pursuant to Section 2 of the Participation Agreement are adequate for the purpose, to purchase at a purchase price equal to Lessor's Cost and to accept delivery on the Delivery Date from Lessee hereunder and to lease back (immediately after extension of the Lien of the Trust Indenture to the Aircraft) to Lessee hereunder, and Lessee hereby agrees to sell to Lessor and to lease back (immediately after extension of the Lien of the Trust Indenture to the Aircraft) from Lessor hereunder on the Delivery Date, the Aircraft, which shall have been accepted by Lessor and Lessee hereunder as evidenced by the execution by Lessor and Lessee of the Lease Supplement conveying to Lessor and leasing to Lessee the Aircraft hereunder; provided, however, that Lessor and Lessee shall have no further obligation hereunder with respect to the Aircraft if the Delivery Date shall not have occurred on or before September 30, 1995. The purchase price of the Aircraft shall be paid by Lessor to Lessee on the Delivery Date in the manner specified in Section 2 of the Participation Agreement.

         (b) Lessor hereby authorizes each of Gary C. Kelly, John D. Owen and Laura Wright, all of whom are employees of Lessee, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft from Lessee pursuant hereto. Lessee hereby agrees that in the event delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, also irrevocably constitute (i) acceptance by such employee of such appointment and
(ii) acceptance by Lessee of the Aircraft for all purposes of this Agreement.

         Section 3.        Term and Rent.

         3.1 General. Except as otherwise provided herein, the Term for the Aircraft shall commence on the Delivery Date specified in the initial Lease Supplement and shall terminate as herein provided.

         3.2 Lease Term. Except as provided herein, the Aircraft shall be leased hereunder for the Preliminary Lease Term, the Interim Lease Term, the Base Lease Term and each Renewal Term, if any.

         3.3 Interim and Basic Rent. No Interim Rent or Basic Rent shall be paid during the Preliminary Lease Term. Lessee hereby agrees to pay to Lessor (i) Interim Rent for the Interim Lease Term with respect to the Aircraft on the first Rent Payment Date set forth on Exhibit C, and (ii) Basic Rent for the Base Lease Term with respect to the Aircraft on each subsequent Rent Payment Date set forth in Exhibit C, in each case in an amount equal to the percentage of Lessor's





                       SALE AND LEASE AGREEMENT [N604SW]

Cost of the Aircraft set forth in Exhibit C opposite such Rent Payment Date, subject to the terms of the next succeeding paragraphs of this Section 3.3 and
Section 3.7. Each installment (or portion of an installment) of Interim Rent or Basic Rent under the heading "Advance" in Exhibit C payable on a Rent Payment Date shall relate to the respective Lease Period immediately following such Rent Payment Date, and each installment (or portion of an installment) of Interim Rent or Basic Rent under the heading "Arrears" in Exhibit C payable on a Rent Payment Date shall relate to the respective Lease Period immediately preceding such Rent Payment Date.

         Although the Interim Rent and Basic Rent amounts set forth in Exhibit C hereto have been computed on the assumption that the amount of interest payable on the Certificates on the Rent Payment Dates throughout the Base Lease Term will be the Assumed Interest Amounts, Lessor and Lessee recognize that the actual amount of interest payable on the Certificates may, from time to time during the Interim Lease Term and the Base Lease Term, be different from the Assumed Interest Amounts. Accordingly, Interim Rent and Basic Rent shall be increased or decreased (but not below zero), as the case may be, by the Rent Differential Amount (as defined herein). Any increase in Interim Rent or Basic Rent shall constitute additional arrears Rent on the date in question, and any decrease in Interim Rent or Basic Rent shall first decrease arrears Rent before affecting advance Rent on the date in question. For purposes hereof, "Rent Differential Amount" shall mean, as of any Rent Payment Date, the absolute value of the difference between (i) the aggregate amount of interest due and payable on such Rent Payment Date on the Certificates (or due and payable on the next following or next preceding Business Day, as the case may be, if such date shall not constitute a Business Day) and (ii) the Assumed Interest Amount with respect to such Rent Payment Date. If, as of such Rent Payment Date, the amount determined in accordance with clause (i) of the immediately preceding sentence shall be greater than the amount determined in accordance with clause
(ii) of such sentence, the amount of Interim Rent or Basic Rent payable on such Rent Payment Date shall be increased by the Rent Differential Amount. If, as of such Rent Payment Date, the amount determined in accordance with such clause
(ii) shall exceed the amount determined in accordance with such clause (i), the amount of Interim Rent or Basic Rent due on such Rent Payment Date shall be decreased (but not below zero) by the Rent Differential Amount.

         Anything contained in the Participation Agreement or this Lease or any other Operative Agreement to the contrary notwithstanding, (a) each installment of Basic Rent payable under this Lease, whether or not adjusted in accordance with the immediately preceding paragraph or the provisions of Section 3.7, shall be, under any circumstances and in any event, in an amount at least sufficient to pay in full, on the Rent Payment Date on which such installment is due and payable, any scheduled payments then required to be made on account of the principal of and interest on the Certificates, and (b) Stipulated Loss Value, Termination Value and, unless Lessee shall have assumed the Certificates pursuant to Section 18.2(c) hereof, the Special Purchase Price and the initial installment of the Special Purchase Price if paid in installments, in each case whether or not adjusted in accordance with the provisions of Section 3.7, as of the date of determination thereof, together with any amount of Basic Rent required to be paid on such date and all other amounts payable on such date, shall equal, under any circumstances and in any event, an amount at least sufficient to pay in full any scheduled payments then required to be made on account of the principal of and interest (including, without limitation, any interest on overdue principal and, to the extent permitted by





                       SALE AND LEASE AGREEMENT [N604SW]
applicable law, interest), Premium, if any, and Break Amount, if any, on the Certificates and all amounts which would be payable prior thereto or on a parity therewith if Section 3.03 of the Trust Indenture were applicable at the time of such payment.

         3.4 Variable Amounts on Certificates. Lessee shall pay (or cause to be paid) to or on behalf of Lessor an amount of Supplemental Rent equal to the Break Amount (if any) or the Premium (if any) payable on the Certificates, amounts due pursuant to Section 15.05 of the Trust Indenture and each other amount required to be paid (other than principal and interest on the Certificates) by Lessor as Owner Trustee under the Trust Indenture, on the same date that such amounts are due under the Trust Indenture, and as provided in
Section 3.6.

         3.5 Supplemental Rent. In addition to the amounts payable as Supplemental Rent pursuant to Section 3.4, Lessee also agrees to pay (or cause to be paid) to Lessor, or to whomsoever shall be entitled thereto, all Supplemental Rent with respect to Stipulated Loss Value or Termination Value when and as the same shall become due and owing and all other amounts of Supplemental Rent (other than as covered by Section 3.4) within five days after demand or such other relevant period as may be provided in any Operative Agreement. Lessee will also pay to Lessor, or to whomsoever shall be entitled thereto, as Supplemental Rent, to the extent permitted by applicable law, interest at the Overdue Rate on any part of any installment of Interim Rent, Basic Rent or Renewal Rent not paid when due for any period from and including the date on which the same was due to but excluding the date of payment in full and (to the extent permitted by applicable law) on any payment of Supplemental Rent not paid when due to Lessor, or to whomsoever shall be entitled thereto, as the case may be, for the period from the date on which the same was due to but excluding the date of payment in full. The expiration or other termination of Lessee's obligation to pay Interim Rent, Basic Rent or Renewal Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent.

         3.6 Payments. Payments of Rent and any and all other payments payable to Lessor hereunder shall be paid in funds of the United States of America which shall be immediately available not later than 11:00 A.M., New York City time, on the date due at the office of Lessor at 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration, Re:
Southwest Airlines 1995 Trust N604SW, or as otherwise directed by Lessor in writing at least five Business Days prior to the date such payment is due; provided, that so long as the Trust Indenture shall not have been terminated pursuant to Section 10.01 of the Trust Indenture, Lessor hereby directs and Lessee agrees, that, unless the Indenture Trustee shall otherwise direct, all Rent (other than Excluded Payments) shall be paid prior to 11:00 A.M., New York City time, on the due date thereof directly to Indenture Trustee to its account set forth in Schedule I to the Participation Agreement. All payments of Supplemental Rent owing to Indenture Trustee or to any Holder pursuant to the Participation Agreement shall be made in immediately available funds prior to 11:00 A.M. New York City time, on the due date thereof at the office of Indenture Trustee or at such other office of such other financial institution located in the continental United States as the party entitled thereto may so direct at least five Business Days prior to the due date thereof. All payments of Supplemental Rent payable to Owner Participant, to the extent that such amounts constitute Excluded Payments (as defined in the Trust Indenture), shall be made by wire transfer prior to 11:00 A.M.,





                       SALE AND LEASE AGREEMENT [N604SW]

New York City time, on the due date thereof, to its account set forth in
Schedule I to the Participation Agreement, with sufficient information to identify the source and application of the funds. Except as otherwise expressly provided herein, whenever any payment of Rent or other payment to be made hereunder shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding day which is a Business Day and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

         3.7 Adjustment to Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value.

                 3.7.1 Adjustments upon Payment by Lessor of Transaction Costs, Etc. If (a) the Transaction Costs referred to in Section 16(a) of the Participation Agreement paid by Owner Participant in connection with the closing of this transaction on the Delivery Date are equal to an amount which is other than .365% of Lessor's Cost, (b) the Transaction Costs referred to in Section 16(a) of the Participation Agreement paid by Owner Participant in connection with the initial refinancing or refunding of the Certificates pursuant to Section 17 or 18 of the Participation Agreement are equal to an amount which is other than .625% of Lessor's Cost, (c) the Delivery Date is not August 23, 1995, (d) a refinancing or refunding of the Certificates pursuant to Section 17 or 18 of the Participation Agreement occurs, (e) any recalculation of Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value is required by the terms of the Tax Indemnity Agreement, or (f) the Deferred Equity Amount is not equal to the Assumed Interest Amount with respect to the Deferred Equity Date, and there shall not have occurred a refunding or refinancing pursuant to
         Section 17 or 18 of the Participation Agreement prior to the first Rent Payment Date, then in each case, the Interim Rent and Basic Rent percentages set forth in Exhibit C, the Stipulated Loss Value percentages set forth in Exhibit B-1 and the Termination Value percentages set forth in Exhibit B-2 shall be recalculated by Owner Participant (i) in the case of a recalculation pursuant to clause (a) or (c), prior to August 23, 1996, (ii) in the case of a recalculation pursuant to clause (b) on or prior to the second rent payment date following the relevant Refinancing Date or Section 18 Refinancing Date, as the case may be, (iii) in the case of a recalculation pursuant to clause (d), prior to the relevant Refinancing Date or
         Section 18 Refinancing Date, as the case may be, (iv) in the case of a recalculation pursuant to clause (e), prior to the Rent Payment Date next following the event described in clause (e), or (v) in the case of a recalculation pursuant to clause (f), prior to the first Rent Payment Date, in each case in order to: (A) maintain Net Economic Return and (B) minimize the Net Present Value of Rents to the extent possible consistent with clause (A). In addition, in the event of an adjustment pursuant to this Section 3.7, the Special Purchase Price (including any installments thereof) shall be recalculated in accordance with the terms of Section 18.2(b).

                 3.7.2 Recalculation Procedures. Any recalculation of Interim Rent, Basic Rent, Stipulated Loss Value and Termination Value percentages and the Special Purchase Price pursuant to this Section
         3.7 shall be determined by Owner Participant, and shall be subject to the verification of Lessee and its advisor. Such recalculated Interim Rent, Basic Rent,





                       SALE AND LEASE AGREEMENT [N604SW]

         Stipulated Loss Value and Termination Value percentages and Special Purchase Price (including installments thereof) shall be set forth in a Lease Supplement and, in the case of Interim Rent or Basic Rent, shall become effective as of the next succeeding Rent Payment Date and, in the case of Stipulated Loss Value, Termination Value and the Special Purchase Price, shall be retroactive to the inception of this Lease. Such recalculated Interim Rent or Basic Rent and, if applicable, the Special Purchase Price shall be determined so as to conform, in the opinion of Owner Participant's tax counsel, to all applicable tax constraints and requirements, including the requirements of Section 467 of the Code and Sections 4.(1)(B), 4.(6) and 5. of Revenue Procedure 75-21, 75-1 Cum. Bull. 715; provided, however, that notwithstanding the foregoing, all adjustments provided for herein shall be based on the same calculation methods and assumptions (including tax assumptions set forth in Section 2 of the Tax Indemnity Agreement) as were used initially by the Owner Participant in determining the Interim Rent, Basic Rent, Stipulated Loss Values, Termination Values and the Special Purchase Price for the Aircraft (except and only to the extent such assumptions are required to be changed by virtue of the event giving rise to the adjustment or any event giving rise to any prior adjustments pursuant to the terms of this Lease) and shall take into account the amount and timing of any contribution made by the Owner Participant to the Estate subsequent to the Delivery Date. If, upon verification of the percentages determined by Owner Participant pursuant to this Section 3.7, Lessee does not agree with the determination of Owner Participant, then an independent accounting firm, to be selected by Owner Participant and reasonably acceptable to Lessee, shall verify the computations. Such accounting firm shall be requested to make its determination within 30 days. Owner Participant shall provide to such accounting firm such information as it may reasonably require, including a description of the methodology of the calculations used in computing such adjustments and such other information as is necessary to determine whether the computations are mathematically accurate.
         The accounting firm shall hold in strict confidence such methodology and other information. The computations of Owner Participant or the accounting firm selected as provided above, whichever is applicable, shall be final, binding and conclusive upon Lessee and Lessor, and Lessee shall have no right to inspect the books, records, tax returns or other documents of or relating to Owner Participant to verify such computations or for any other purpose in connection with such adjustments. All fees and expenses payable to the accounting firm selected above under this Section 3.7.2 shall be borne by Lessee, except that such fees and expenses shall be payable by Owner Participant if the computations provided by Owner Participant are higher than those provided by the accounting firm and the computations of such accounting firm causes the present value of the Interim Rent and Basic Rent (utilizing a semi-annual discount rate that, on an annual basis, is equal to 8.05%) as computed by Owner Participant to decrease by ten basis points or more.

         3.8 Certain Advances; Reimbursement Thereof. If and to the extent that the Indenture Trustee shall not have received (i) the Deferred Equity Amount on the Deferred Equity Date, or (ii) the payment to be made by the Owner Trustee pursuant to clause (5) of Section 18(a) of the Participation Agreement on the Section 18 Refinancing Date, then Lessee shall pay to the Indenture Trustee on behalf of the Owner Participant or the Owner Trustee, as the case may be, on the





                       SALE AND LEASE AGREEMENT [N604SW]

Deferred Equity Date or the Section 18 Refinancing Date, as the case may be, an amount equal to the amount not so paid by the Owner Participant or the Owner Trustee, as the case may be (such amount herein referred to as an "Advance"). In the event Lessee makes any Advance pursuant to this Section 3.8, then, notwithstanding any provision to the contrary herein or in any other Operative Agreement, Lessee shall be entitled to demand immediate repayment of such Advance from the Owner Participant and, in addition, shall be entitled to offset and deduct (without duplication) against each succeeding payment (other than as limited by the provisos to this sentence) due from Lessee to Persons other than the Holders, the Indenture Trustee and Lessor in its individual capacity (including, without limitation, Interim Rent, Basic Rent, payments due under Sections 5, 9, 10, 15 and 18 hereof, and payments due to Persons other than the Holders, the Indenture Trustee and Lessor in its individual capacity under Section 7 of the Participation Agreement) the amounts (including interest at the rates provided therein) due and owing by the Owner Participant to Lessee under Section 8(dd) of the Participation Agreement until Lessee has been fully reimbursed for such amounts; provided, that in the case of any payment due from Lessee which is distributable under the terms of the Trust Indenture, Lessee's right of offset and deduction shall be limited to amounts distributable to Lessor or the Owner Participant thereunder (and shall not include any amounts distributable to the Indenture Trustee or the Holders); and provided, further, that in no event shall any such offset or aggregate combined effect of separate offsets reduce the amount of (i) any installment of Basic Rent to an amount that is insufficient to pay in full the scheduled payments then required to be made on account of the Certificates then Outstanding or (ii) any payment of Stipulated Loss Value, Termination Value or Special Purchase Price (or installment thereof) to an amount that, together with any other amounts then required to be paid by Lessee hereunder in connection therewith, is insufficient to pay in full as of the date of payment thereof, the aggregate unpaid principal of the Outstanding Certificates, together with all unpaid interest, Premium (if any) and Break Amount (if any) thereon. Notwithstanding any provision of this Section 3.8 to the contrary, Lessee's obligation to make any Advance shall terminate at such time as its obligation to pay Basic Rent terminates under this Lease.

         Section 4.        Lessor's Representations and Warranties; DISCLAIMER;
Certain Agreements of Lessee.

         4.1 Lessor's Representations and Warranties; DISCLAIMER. LESSEE EXPRESSLY AGREES TO TAKE THE AIRCRAFT "AS IS", AND LESSEE HAS SELECTED THE AIRCRAFT AND THE MANUFACTURER THEREOF (AND EACH PORTION THEREOF) AND ALL MAINTENANCE FACILITIES REQUIRED FOR THE AIRCRAFT OR HEREUNDER. NEITHER LESSOR (INDIVIDUALLY OR AS OWNER TRUSTEE) NOR THE INDENTURE TRUSTEE (INDIVIDUALLY OR AS INDENTURE TRUSTEE) NOR ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON





                       SALE AND LEASE AGREEMENT [N604SW]

STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that Shawmut Bank Connecticut, National Association, in its individual capacity
(i) represents and warrants that on the Delivery Date Lessor shall have received whatever title thereto as was conveyed to it by the Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens attributable to it, (iii) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine or any other portion of the Estate, and (iv) represents and warrants that it is a "citizen of the United States" as defined in the Act. Lessor covenants that during the Term (so long as no Lease Event of Default shall have occurred and be continuing) it will not, through its own actions or breaches of any of its obligations under the Operative Agreements, interfere in the quiet enjoyment of the Aircraft by Lessee or any Permitted Sublessee.

         Nothing in this Section 4.1 shall be deemed to modify or otherwise affect the respective rights and obligations of Lessee and of Manufacturer under the Purchase Agreement.

         4.2 Certain Agreements of Lessee. All obligations of Lessee in this Lease shall be done, performed or complied with at Lessee's cost and expense, whether or not so expressed, unless otherwise expressly stated.
Lessee hereby agrees with Lessor for the benefit of the Participants that it shall perform the agreements, covenants and indemnities set forth in the Participation Agreement (including, without limitation, Sections 7(b) and 7(c) of the Participation Agreement) which are incorporated herein, and hereby restates Lessee's representations and warranties set forth in the Participation Agreement and the Tax Indemnity Agreement, as fully and to the same extent and with the same force and effect as if set forth in full in this Section 4.2.

         Section 5.        Return of Aircraft.

         5.1 General Condition upon Return. Unless purchased by Lessee pursuant to Section 18.2, and subject to Section 10, upon the expiration or termination of this Lease, Lessee will return the Aircraft to Lessor by delivering the same at any location in the continental United States at which Lessee has maintenance facilities (and Section 5.7 shall apply). Lessee shall give Lessor not less than 15 days prior notice of the return location. All costs associated with the return flight, including without limitation, the cost of preparing the Aircraft for short-term storage (if requested to do so pursuant to Section 5.7 hereof) and placing the Aircraft in the condition required hereunder, shall be for the account of Lessee. At the time of such return, the Airframe and Engines or engines installed thereon:

                 5.1.1 Airworthiness. Subject to the exception described in clause (iii) of Section 8.1.1, shall be duly certificated as an airworthy aircraft by the FAA under Part 121 of the Federal Aviation Regulations or any successor provision; provided, that Lessee's ability to satisfy such return condition shall not preclude the occurrence of an Event of Loss pursuant to clause (iv) of the definition thereof;





                       SALE AND LEASE AGREEMENT [N604SW]

                 5.1.2 Free of Liens. Shall be free and clear of all Liens (except Lessor Liens);

                 5.1.3 Operating Configuration and Condition. Shall be in a configuration suitable for operation in regularly scheduled commercial airline passenger service in the United States and shall be in as good operating condition as when delivered new to Lessee by Manufacturer, ordinary wear and tear excepted or, in the case of any such engines owned by Lessee, shall have a value, utility, airworthiness and remaining useful life at least equal to, and shall be in as good operating condition as required by the terms hereof with respect to, Engines constituting part of the Aircraft but not then installed on the Airframe. All Lessee or Permitted Sublessee exterior markings, as the case may be, shall have been painted over in matching exterior colors. In addition, any appliance, part, instrument, appurtenance, accessory, furnishing or other equipment leased by Lessee from a third party (other than Lessor) and incorporated in the Aircraft shall be removed prior to the date of such return without any damage to the Aircraft and without diminishing or impairing the value, utility, remaining useful life or condition which the Aircraft would have had at such time had such equipment not been installed, and Lessee shall make all repairs which are required as a result of such removal;

                 5.1.4 Cleanliness and Operability. Shall be clean by United States commercial airline operating standards with all systems and components operable; and

                 5.1.5 Parts and Equipment. Shall have installed thereon all Engines and Parts installed thereon at the commencement of the Term therefor or replacements therefor made in accordance with the terms of this Lease.

         5.2 Return of Other Engines. In the event that any engine not owned by Lessor shall be installed on the Airframe returned in accordance with
Section 5.1, such engine shall be a CFM International Model CFM56-3-B1 engine (or an improved model engine manufactured by Engine Manufacturer, or an engine of another manufacturer of at least equivalent utility, value, airworthiness and remaining useful life in each case suitable for installation and use on the Airframe and fully compatible with the other Engine or engine installed on the Airframe). At the time of such replacement, such engine shall have performance and durability characteristics and a value, condition, utility, airworthiness and remaining useful life at least equal to the Engine it replaced hereunder, assuming such Engine was maintained in accordance with the requirements of this Lease, and at the time the Airframe is returned shall fully comply with all the requirements of this Lease, including this Section 5, which are applicable to Engines. Upon return of the Aircraft, Lessee shall duly convey to Lessor good title to any such replacement engine, free and clear of (i) all rights of third parties under any arrangement, including pooling, interchange, overhaul, repair or other similar agreements or arrangements and (ii) Liens other than Lessor Liens; and, upon such conveyance and as a condition thereto, Lessee will (a) furnish Lessor with a full warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to each such replacement engine, together with an opinion of counsel to the effect that such bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that each such replacement engine is free and clear of all Liens other than Lessor Liens, and (b) take such other action as Lessor may





                       SALE AND LEASE AGREEMENT [N604SW]
reasonably request in order that title to such replacement engine may be duly and properly vested in Lessor to the same extent as the Engine replaced thereby. Upon compliance by Lessee with the foregoing, Lessor will, so long as no Lease Event of Default has occurred and is continuing, comply with the applicable provisions of the Trust Indenture and, upon Indenture Trustee's release of the Engine from the Lien of the Trust Indenture Estate, Transfer to Lessee any Engine not installed on the Airframe at the time of return.

         5.3 Return at End of Base Lease Term or Renewal Lease Term. Upon return of the Aircraft at the expiration or termination of this Lease, Lessee shall have caused all FAA Airworthiness Directives applicable to the Aircraft and all mandatory service bulletins from Manufacturer, Engine Manufacturer or other manufacturer of an engine then installed on the Airframe (in compliance with Section 5.2) applicable to the Aircraft to have been complied with (except for any such FAA Airworthiness Directives and bulletins that permit compliance after the return date and would not, in the normal course of the Maintenance Program, be complied with on or prior to the return date). Lessee shall have treated the Aircraft, including without limitation with respect to maintenance, additions and modifications (including compliance with FAA Airworthiness Directives), during the Term similarly to all other Boeing 737-300 aircraft in its fleet, without in any way discriminating against the Aircraft, whether by reason of its leased status or otherwise.

         In the event that Lessee (or any Permitted Sublessee then in possession of the Aircraft) shall not then be using a continuous or "progressive" maintenance program with respect to the Airframe, Lessee agrees that at the time of such return, the Airframe shall have remaining until the next scheduled "C" check (which term, as used in this paragraph, shall include a "C" check and any other check equivalent thereto) at least 50% of the allowable hours between "C" checks permitted under the Maintenance Program then used by Lessee (or such Permitted Sublessee, as the case may be), and the condition set forth in Appendix A shall have been satisfied. In the event that Lessee (or any Permitted Sublessee then in possession of the Aircraft) shall then be using a continuous or "progressive" maintenance program with respect to the Airframe, then the Airframe shall be current on such program. If the conditions set forth in the first sentence of this paragraph shall be applicable to the Airframe but shall not have been met at the time of such return, Lessee shall perform (or cause to be performed) all maintenance work necessary to meet such conditions or, if Lessee shall so elect, Lessee shall pay or cause to be paid to Lessor an amount computed by multiplying (i) the current market cost of a "C" check by (ii) a fraction of which (x) the numerator shall be the excess of 50% of hours of operation allowable between such "C" checks over the actual number of hours of operation remaining on the Airframe to the next such "C" check, and (y) the denominator shall be the number of hours of operation allowable between such "C" check in accordance with such Maintenance Program.

         Lessee further agrees that, whether or not the then-current engine maintenance program is on-condition, the number of hours or cycles of operation (whichever shall be applicable under the Maintenance Program then in use with respect to such Engines or engines) on such Engines or engines remaining until the next scheduled engine refurbishment shall be at least 3,000 allowable hours or cycles (whichever shall be applicable) in the aggregate for both Engines or engines; provided, that each life limited Part within each Engine or engine shall have a minimum of 1,200





                       SALE AND LEASE AGREEMENT [N604SW]
allowable hours or cycles (whichever shall be applicable) remaining until its next required replacement. If, at the time of such return, the Engines or engines do not meet the aggregate 3,000 hour condition specified in the previous sentence, Lessee shall perform (or cause to be performed) all maintenance work necessary to meet such conditions or, if Lessee shall so elect, Lessee shall pay or cause to be paid to Lessor an amount computed by multiplying (i) the current market cost of performing for an engine of the same model as such Engines or engines the scheduled engine refurbishment under the Maintenance Program then used by Lessee (or such Permitted Sublessee, as the case may be) for engines of such model by (ii) a fraction of which (x) the numerator shall be the excess of 3,000 hours or cycles (whichever is applicable) over the aggregate number of hours or cycles of operation on such Engines or engines remaining until the next scheduled engine refurbishment, and
(y) the denominator shall be the number of hours or cycles allowable between such scheduled engine refurbishment. If, at the time of such return, any life-limited Part within such Engine or engine does not meet the 1,200 hour condition specified in the first sentence of this paragraph, Lessee shall perform (or cause to be performed) all maintenance work necessary to meet such conditions or, if Lessee shall so elect, Lessee shall pay or cause to be paid to Lessor an amount computed by multiplying (i) the current market cost of replacing such life- limited Part by (ii) a fraction of which (x) the numerator shall be the excess of 1,200 hours or cycles (whichever is applicable) over the number of remaining hours or cycles (whichever is applicable) of operation of such life-limited Part, and (y) the denominator shall be the total number of hours or cycles allowable on such life-limited Part.

         5.4 Manuals; Service Bulletins, Etc. Upon return of the Aircraft at the expiration or termination of this Lease, Lessee shall deliver or cause to be delivered to Lessor all logs, manuals, drawings and data and inspection, modification and overhaul records in respect of the Aircraft required to be maintained under applicable rules and regulations of the FAA, updated through the date of return (collectively, "Records"). All "no-charge" service bulletin kits received by or on behalf of Lessee from Manufacturer, Engine Manufacturer or vendors for the Aircraft and Engines or engines and not incorporated therein shall be returned at no charge to Lessor as cargo on board the Aircraft at the time of its return. At the time the Aircraft is returned, Lessor shall have the option to purchase from Lessee, at Lessee's cost therefor, any "charge" service bulletin kits purchased by Lessee which have not been incorporated in the Aircraft. All such items shall thereupon become the property of Lessor.

         5.5 Failure to Return Aircraft or Engines. If Lessee shall, for any reason whatsoever, fail to return the Aircraft or any Engine at the time and in the condition specified herein, the obligations of Lessee as provided in this Lease (including the obligation to pay Rent on the same basis as that applicable immediately prior to such failure) shall continue in effect with respect to the Aircraft or such Engine until the Aircraft or such Engine is returned to Lessor at the location set forth in Section 5.1; but this Section
5.5 shall not be construed as permitting Lessee to fail to meet its obligation to return the Aircraft or such Engine in accordance with the requirements of this Lease or constitute a waiver of a Lease Event of Default.

         5.6 Aid in Disposition. Lessee agrees that, unless Lessee shall have elected to purchase the Aircraft pursuant to Section 18.2, during the last six months of the Term it will cooperate in all





                       SALE AND LEASE AGREEMENT [N604SW]
reasonable respects with any efforts of Lessor to lease or sell the Aircraft, including without limitation (subject to the provisions of Section 12) permitting potential lessees or purchasers to inspect the Aircraft and the records relating thereto.

         5.7 Storage upon Return. Upon written request of Lessor or Owner Participant received by Lessee at least 10 days prior to its return of the Aircraft at the expiration or termination of this Lease, Lessee will arrange for short-term storage for the Aircraft for a period not exceeding 60 days following return thereof by Lessee at the location of return pursuant to
Section 5.1; and Lessor shall bear or reimburse Lessee for Lessee's out-of-pocket expenses of such storage (including maintenance and insurance expenses).

         Section 6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe or any Engine, title thereto or any interest therein or in this Lease except: (a) the respective rights of the parties to the Operative Agreements; (b) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 7.2 and 8.3; (c) Lessor Liens; (d) Liens for taxes, assessments or other governmental charges either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles) by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture, loss or loss of use of the Aircraft, or any other portion of the Trust Estate; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet due or not overdue for a period of more than 60 days or is being contested in good faith (and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles) by appropriate proceedings so long as such Liens do not involve any material danger of the sale, forfeiture, loss or loss of use of the Aircraft, the Airframe or any Engine or any interest therein; (f) Liens arising out of any judgment or award against Lessee, unless the judgment secured shall not, within 45 days after entry thereof, have been discharged or vacated or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 45 days after the expiration of such stay; and (g) any other Lien with respect to which Lessee shall have provided a bond or other security adequate in the reasonable judgment of Lessor. Lessee will promptly take (or cause to be taken) such action at its own expense as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

         Section 7.        Registration, Operation, Possession, Subleasing and
Records.

         7.1     Registration and Operation.

                 7.1.1 Registration. Lessee shall forthwith upon the delivery of the Aircraft hereunder cause the Aircraft to be duly registered and at all times thereafter to remain duly registered in the name of Lessor with the FAA pursuant to and as permitted by the Act (it being understood that Lessee shall not be required to comply with this covenant to the extent that Shawmut Bank Connecticut, National Association's or Owner Participant's failure to





                       SALE AND LEASE AGREEMENT [N604SW]
         comply with its covenant set forth in Section 8(b) of the Participation Agreement with regard to its citizenship makes such compliance by Lessee impossible).

                 7.1.2 Nameplate. Lessee agrees to affix within 10 days of the Delivery Date and thereafter to maintain in the cockpit of the Airframe adjacent to the airworthiness certificate and on each Engine a nameplate bearing the inscription "OWNED BY AND LEASED FROM SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, AS OWNER TRUSTEE, OWNER AND LESSOR" and, so long as the Trust Indenture shall be in effect, "SUBJECT TO A SECURITY INTEREST IN FAVOR OF WILMINGTON TRUST COMPANY, AS INDENTURE TRUSTEE" (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee). Except as above provided, Lessee will not allow the name of any person, association or corporation to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit Lessee (or any Permitted Sublessee) from placing its customary colors and insignia on the Airframe or any Engine or displaying information concerning the registration or manufacture of the Aircraft, the Airframe, any Engine or Part.

                 7.1.3 Compliance with Laws. Lessee agrees that it will not use or operate the Aircraft, the Airframe or any Engine in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign) or in violation of any airworthiness certificate, license or registration relating to the Aircraft, the Airframe or any Engine issued by any such authority, except to the extent Lessee is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor's interest in the Aircraft or subject the Owner Participant to any danger of criminal liability.

         During any period beginning when the Aircraft is registered with the FAA and Lessee has been notified in writing by the Owner Participant or Lessor that the Owner Participant, acting through or by Owner Trustee or otherwise, is not or has failed to qualify as a "citizen of the United States", within the meaning of the Act, and ending when Lessee has been notified in writing by either the Owner Participant or Lessor that the Owner Participant, acting through or by Owner Trustee or otherwise, is or qualifies as a "citizen of the United States", Lessee agrees to operate the Aircraft, or cause the Aircraft to be operated, in compliance with, and to maintain or cause to be maintained such records as are required by, and to prepare and file such reports as are required to be filed by, Section 47.9 of the FAA Regulations, or any analogous part of any superseding regulation or statute, so as to permit the continued registration of the Aircraft under the Act (and the FAA Regulations thereunder) or under any analogous part of any superseding statute or regulations.

                 7.1.4 Insurance Requirements; Government Requisition; Indemnity. Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or permit any Permitted Sublessee to operate, use or locate the Aircraft, the Airframe or any Engine, (i) in any area excluded from coverage by any insurance required by the terms of Section 11,





                       SALE AND LEASE AGREEMENT [N604SW]
         except in the case of a requisition by the Government where Lessee obtains indemnity (backed by the full faith and credit of the United States of America) in lieu of such insurance from the Government against the risks and in the amounts required by Section 11 covering such area, or (ii) in any area where maintenance of war-risk insurance is required by Section 11 unless fully covered by war-risk insurance satisfying the terms of Section 11, or unless the Aircraft, the Airframe or such Engine is operated or used under contract with the Government under which contract the Government assumes liability (backed by the full faith and credit of the United States of America) in an amount not less than the amount of insurance otherwise required by Section 11 for any damage, loss, destruction or failure to return possession of the Aircraft, the Airframe or such Engine at the end of the term of such contract or for injury to persons or damage to property of others, or (iii) in any area referred to in subclause 3(iv) immediately following Section 7.2.8.

         7.2 Possession. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, however, that so long as no Lease Default (of the type described in Section 14.1 or 14.5) or Lease Event of Default shall have occurred and be continuing, and so long as Lessee shall comply with the provisions of Section 11, and all FAA approvals required for such purposes have been obtained, Lessee may, without such prior written consent:

                 7.2.1 Interchange and Pooling. Subject or permit any Permitted Sublessee to subject (i) the Aircraft, Airframe or any Engine to normal interchange agreements customary in the airline industry and entered into by Lessee or such Permitted Sublessee in the ordinary course of its business with, in the case of the Airframe, a U.S. Air Carrier or a Permitted Foreign Air Carrier, in either case that is not then subject to bankruptcy or similar proceedings, and
         (ii) any Engine to pooling agreements or arrangements customary in the United States domestic commercial airline industry and entered into by Lessee or such Permitted Sublessee in the ordinary course of its business; but in either case (A) no transfer of the registration of the Airframe or any Engine shall be effected in connection therewith and the terms of this Lease and the Participation Agreement shall be observed and (B) no such agreement or arrangement shall contemplate or require the transfer of title to the Aircraft, Airframe or any Engine and if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect thereto and Lessee shall comply with
         Section 10.2 hereof;

                 7.2.2 Testing and Service. Deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe or any Engine or Part, to the manufacturer thereof for testing or other similar purposes, or to any organization for service, repair, maintenance or overhaul work on the Aircraft, Airframe or any Engine or Part, or for alterations or modifications in or additions to the Aircraft, Airframe or any Engine to the extent required or permitted by the terms of Section 8.4;





                       SALE AND LEASE AGREEMENT [N604SW]

                 7.2.3 Civil Reserve Air Fleet Program. Transfer or permit any Permitted Sublessee, if required by law to do so, to transfer possession of the Aircraft, Airframe or any Engine to the Government pursuant to the Civil Reserve Air Fleet Program or any similar or substitute programs, so long as such transfer of possession does not continue beyond the end of the Term and so long as Lessee shall (A) promptly notify Lessor upon subjecting the Airframe or any Engine to such program and provide Lessor with the name and address of the appropriate party to whom notice must be given in connection with any repossession of the Aircraft under Section 15.1.1, and (B) promptly notify Lessor upon transferring possession of the Airframe or any Engine to the Government pursuant to such program;

                 7.2.4 Installation of Engines. Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, as the case may be, free and clear of all Liens, except (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of air carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon, and (C) mortgage liens or other security interests, provided, that (as regards this clause (C)) such mortgage liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe, unless and until Lessee shall become the owner of such Engine;

                 7.2.5 Installation of Engines on Other Airframes. Install or permit any Permitted Sublessee to install an Engine on an airframe leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement, but only if (A) such airframe is free and clear of all Liens, except the rights of the parties to the lease, conditional sale, trust indenture or other security agreement covering such airframe, or their successors or assigns, and except Liens of the type permitted by clauses (A) and (B) of Section 7.2.4, and (B) the lease, conditional sale, trust indenture or other security agreement covering such airframe effectively provides that such Engine will not become subject to the Lien thereof at any time while such Engine is subject to this Lease, notwithstanding the installation thereof on such airframe;

                 7.2.6     Pooling of Parts.  To the extent permitted by
         Section 8.3, subject any Parts owned by Lessor and removed from the Airframe or any Engine to any pooling arrangement referred to in
         Section 8.3;

                 7.2.7 Wet Lease. Enter into a Wet Lease for the Airframe and Engines or engines then installed thereon with any third party for a term not to continue beyond the Term;

                 7.2.8 Sublease to Permitted Air Carriers. So long as the proposed sublessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the sublease is entered into, enter into a sublease of the





                       SALE AND LEASE AGREEMENT [N604SW]

         Aircraft, or the Airframe and Engines or engines then installed on the Airframe, or any Engine, for use on the sublessee's regularly scheduled or charter routes, with any U.S. Air Carrier or Permitted Foreign Air Carrier, in any such case for a term not to continue beyond the remaining Term.

         Provided, further, with respect to this Section 7.2, that:

                           (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section
                 7.2 (other than the transfer of an Engine which is deemed an Event of Loss) shall be effectively subject and subordinate to, and any sublease permitted by this Section 7.2 shall be made expressly subject and subordinate to, all the terms of this Lease and the Lien of the Trust Indenture, and to Lessor's rights, powers and remedies under this Lease and the Indenture Trustee's rights to possession under the Trust Indenture and (as Lessor's assignee) hereunder, including the rights to repossession pursuant to Section 15 and to terminate and avoid such sublease upon such repossession and to require such sublessee to forthwith deliver the Aircraft, Airframe and Engines subject to such sublease upon such repossession;

                           (2) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease (including, without limitation, the payment of Supplemental Rent representing any indemnities payable as a result of acts or circumstances respecting a sublease or a sublessee's operation of the Aircraft) to the same extent as if such sublease, transfer or relinquishment of possession had not occurred (it being understood that, without limitation of the foregoing, any standards established under this Lease with reference to Lessee's practices respecting other aircraft owned or operated by it shall continue to refer to such practices of Lessee rather than of any transferee); provided, that performance of any such terms by any Permitted Sublessee shall be as effective, for purposes of this Lease, as performance thereof directly by Lessee;

                           (3) any such sublease shall (i) be consistent with the requirements of this Lease and the applicable requirements of the Participation Agreement, (ii) include appropriate provisions for the continued maintenance in accordance with applicable maintenance standards in the appropriate jurisdiction, operation, insurance (appropriate certificates as to which shall be furnished to Lessor and Indenture Trustee prior to Lessee's entry into any such sublease with any Permitted Foreign Air Carrier or within 10 days thereafter) and return of the subleased property as required hereunder, (iii) provide that the sublessee may not assign or further sublease the Aircraft, (iv) provide that the Aircraft may not be operated into a country with which the United States does not maintain diplomatic relations or in which there is open warfare, whether or not declared, (v) not provide for sublease rentals to be prepaid or assigned to a third party; provided, however, that (x) up to six months' rentals may be prepaid to Lessee and (y) this clause (v) shall not preclude Lessee's





                       SALE AND LEASE AGREEMENT [N604SW]
                 establishing and holding appropriate reserves for any obligations arising under such sublease, and (vi) not require the sublessee to purchase the Aircraft or grant the sublessee any purchase options, or any options for the renewal of such sublease for a term beyond the Base Lease Term, in each case on
                 dates other than, or at amounts less   than, corresponding
                 options granted to Lessee hereunder;

                           (4) no interchange agreement, transfer, sublease or other relinquishment of possession permitted hereunder shall affect the registration of the Aircraft or shall permit any action not permitted to Lessee in this Lease; and

                           (5) no such interchange agreement, sublease, transfer or other relinquishment of possession of the Aircraft, Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any other Operative Agreement or constitute a waiver of Lessor's rights or remedies hereunder or under any other Operative Agreement.

         Lessee shall notify Lessor within 10 days after the commencement of any sublease permitted hereunder and shall deliver to Lessor within such period a duly executed copy of any sublease or interchange or pooling agreement permitted hereunder. Upon request of Lessor, Lessee shall promptly duly execute and deliver to Lessor an assignment of any such sublease having a term in excess of 12 months in favor of Lessor in form and substance reasonably satisfactory to Lessor. Lessor hereby agrees, for the benefit of Lessee (and any Permitted Sublessee) and for the benefit of each lessor, conditional seller, indenture trustee or secured party of any airframe or engine leased to or purchased by Lessee (or any Permitted Sublessee) subject to a lease, conditional sale, trust indenture or other security agreement, that Lessor will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, or any successor or assign thereof, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party; provided, however, that such agreement of Lessor shall not be for the benefit of any lessor or secured party of any airframe (other than the Airframe) leased to Lessee (or any Permitted Sublessee) or purchased by Lessee (or any Permitted Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by Lessee (or any Permitted Sublessee), unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

         A consolidation, merger, conveyance, transfer, or lease permitted by
Section 11(f) of the Participation Agreement shall not be deemed to be a transaction to which this Section 7.2 shall apply.

         7.3     Records and Reports.  Lessee shall:





                       SALE AND LEASE AGREEMENT [N604SW]

                 7.3.1 Records. Maintain or cause to be maintained all records, logs and other materials required by the FAA or any other governmental authority having jurisdiction to be maintained in respect of the Aircraft, the Airframe and each Engine;

                 7.3.2 Information and Reports. Upon request, promptly furnish or cause to be furnished to Lessor (in sufficient number) such information as may be required to enable Lessor or any Participant to file any reports, including tax returns, required to be filed by Lessor or such Participant with any governmental authority because of Lessor's ownership of the Aircraft, Airframe or any Engine or because of receipt of Rent or because of the interest of any Participant in the Estate or Trust Indenture Estate; provided, however, that with respect to any such information (other than with respect to income taxes) which Lessee deems commercially sensitive or confidential, if reasonably feasible, Lessor shall afford Lessee a reasonable opportunity to seek from any such governmental authority a waiver of Lessor's or such Participant's obligation to file any such information or consent to the filing of such information directly by Lessee in lieu of filing by Lessor or such Participant and if any such waiver or consent is evidenced to the reasonable satisfaction of Lessor, then Lessee shall not be required to furnish such information to Lessor; and

                 7.3.3 Financial Information. Promptly provide Lessor, the Owner Participant, the Original Loan Participant and Indenture Trustee with (i) such financial information concerning Lessee as is provided from time to time to the public shareholders of Lessee, (ii) within 60 days after the end of each of the first three quarterly periods of each fiscal year of Lessee, a consolidated balance sheet of Lessee and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period, (iii) within 120 days after the close of each fiscal year of Lessee, a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, as certified by independent public accountants, (iv) promptly upon the sending, making available or filing of the same, all such reports (other than reports on Form 11-K or similar forms) as Lessee shall file with the Securities and Exchange Commission, and (v) from time to time such other information as to its financial condition as Lessor, Indenture Trustee or any Participant may reasonably request. In addition, Lessee shall promptly notify Lessor, Indenture Trustee, the Original Loan Participant and the Owner Participant after a Responsible Company Officer of Lessee shall acquire knowledge of a Lease Default or Lease Event of Default.

         Section 8.        Maintenance; Replacement and Pooling of Parts;
Alterations; Modifications and Additions.

         8.1     Maintenance.

                 8.1.1 Maintenance Program. Lessee shall maintain, service, repair, overhaul, alter, modify, add to and test (or cause to be maintained, serviced, repaired, overhauled, altered, modified, added to and tested) the Aircraft, the Airframe and each Engine, and each





                       SALE AND LEASE AGREEMENT [N604SW]
         other engine installed from time to time on the Airframe, in accordance with Lessee's FAA-approved maintenance program for the Aircraft, Airframe and Engines (the "Maintenance Program"), (i) so as to keep the Aircraft, the Airframe and each Engine in as good operating condition as when delivered new to Lessee by the Manufacturer, ordinary wear and tear excepted, (ii) in the same manner and with the same care as used by Lessee with similar aircraft owned or operated by Lessee, without in any way discriminating against the Aircraft, whether by reason of its leased status or otherwise, and
         (iii) so as to keep the Aircraft, the Airframe and each Engine in such condition as required to enable the FAA certificate of airworthiness for the Aircraft to be maintained in good standing at all times under the Act, except when all comparable Boeing Model 737-300 series aircraft registered in the United States of America have been grounded by the FAA other than as a result of actions taken or omitted to be taken by Lessee (or, if a sublease is then in effect, any Permitted Sublessee) and (iv) eligible for any Manufacturers warranties contained in the Purchase Agreement and any Engine Manufacturer's original warranties.

                 8.1.2 Compliance with Government Requirements. Lessee will comply with all service, inspection, maintenance, repair and overhaul regulations, directives and instructions which are made mandatory by the FAA or other applicable government authority upon operators of Boeing Model 737-300 series aircraft and CFM International Model CFM56-3-B1 engines and which require compliance during the Term and prior to return of the Aircraft under this Lease.

         8.2 Replacement of Parts. Lessee, at its own cost and expense, will promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated in the Aircraft, Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8.4. In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, Lessee, except as otherwise provided in Section 8.4, at its own cost and expense, will replace such Parts as promptly as possible. All replacement parts shall be free and clear of all Liens (except for Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Aircraft, Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by parts which have been incorporated in the Aircraft, Airframe or such Engine and which meet the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated in the Aircraft, Airframe or such Engine as above provided, without further act, (i) unless the replacement property is temporarily installed on an emergency basis, title to the replaced Part shall thereupon vest in Lessee free and clear of all rights of Lessor, and the replaced Part shall no longer be deemed a Part hereunder, (ii) title to such replacement part shall thereupon vest in Lessor (subject only to Permitted Liens and except in the case of replacement property





                       SALE AND LEASE AGREEMENT [N604SW]
temporarily installed on an emergency basis), and (iii) such replacement part shall become a Part subject to this Lease and be deemed part of the Aircraft, Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated in such Aircraft, Airframe or Engine.

         8.3 Pooling of Parts. Any Part removed from the Aircraft, Airframe or any Engine as provided in Section 8.2 may be subjected by Lessee (or a Permitted Sublessee) to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of business of Lessee or such Permitted Sublessee, so long as a part replacing such removed Part shall be incorporated in the Aircraft, Airframe or such Engine in accordance with
Section 8.2 as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated in the Aircraft, Airframe or any Engine in accordance with Section 8.2 may be owned by any third party subject to such a normal pooling arrangement, so long as Lessee (or any Permitted Sublessee), at its own cost and expense, as promptly thereafter as practicable either (i) causes title to such replacement part to vest in Lessor in accordance with Section 8.2 by Lessee (or any Permitted Sublessee) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens (except Permitted Liens), or (ii) replaces such replacement part by incorporating in the Aircraft, Airframe or such Engine a further replacement part owned by Lessee (or any Permitted Sublessee) free and clear of all Liens (except Permitted Liens) and by causing title to such further replacement part to vest in Lessor in accordance with Section 8.2.

         8.4     Alterations, Modifications and Additions.

                 8.4.1 Mandatory Alterations, Etc. Lessee shall make (or cause to be made) such alterations and modifications in and additions to the Aircraft, Airframe and each Engine as may be required from time to time to meet the standards of the FAA or other governmental authority having jurisdiction and to maintain the FAA certificate of airworthiness for the Aircraft; provided, however, that Lessee may contest in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor's interest in the Aircraft or subject the Owner Participant to any danger of criminal liability.
         All alterations and modifications made pursuant to this Section 8.4.1 shall be made at the cost and expense of Lessee.

                 8.4.2 Voluntary Alterations, Etc. Lessee, at its own cost and expense, may, from time to time make (or cause to be made), subject to the standards set forth in Section 8.1.1, such alterations and modifications in and additions to the Aircraft, Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Lessee deems obsolete or no longer suitable or appropriate for use in the Aircraft, Airframe or such Engine; provided, however, that no such alteration, modification, addition or removal shall diminish the value, remaining useful life, or utility of the Aircraft, Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, remaining useful life, utility, condition and airworthiness thereof immediately prior to such alteration, modification or addition assuming the Aircraft, Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease. Title to all parts incorporated in the





                       SALE AND LEASE AGREEMENT [N604SW]

         Aircraft, Airframe or such Engine as the result of such alteration, modification or addition shall remain vested in Lessee and Lessee may, at any time during the Term, remove any such part if (i) such part is in addition to, and not in replacement of or substitution for, any Part originally incorporated in the Aircraft, Airframe or such Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) such part is not required to be incorporated in the Aircraft, Airframe or such Engine pursuant to the terms of this Section 8, (iii) such part can be removed from the Aircraft, Airframe or such Engine without diminishing or impairing the value, remaining useful life, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Aircraft, Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred, and (iv) no Lease Event of Default or Lease Default shall have occurred and be continuing. Title to all other such parts shall, without further act, vest in Lessor and shall constitute "Parts" for all purposes hereunder. Upon the removal of any part title to which is retained by Lessee, Lessee shall promptly repair any damage to the Airframe or Engine from which it was removed which resulted from such removal and such part shall no longer be deemed part of the Airframe or such Engine from which it was removed. Any part not removed by Lessee as above provided prior to the return of the Aircraft, Airframe or such Engine to Lessor hereunder shall, without further act, vest in Lessor and shall constitute a "Part" for all purposes hereunder.

         Section 9.        Voluntary Termination.

         9.1 Right of Termination upon Obsolescence. So long as no Lease Event of Default or Lease Default shall have occurred and be continuing, Lessee shall have the right at its option to terminate this Lease with respect to the Aircraft during the Base Lease Term on the first day of any month (a "Termination Date") occurring on or after the seventh anniversary of the Delivery Date on at least three months' prior written notice to Lessor, each Participant and Indenture Trustee specifying a proposed Termination Date; provided, that such notice shall also include copies of resolutions of Lessee's board of directors stating that such board of directors has determined, in good faith, that the Aircraft either has become economically obsolete or is surplus to Lessee's requirements. Lessee may revoke any notice of termination referred to in this Section 9.1 by notice to Lessor, each Participant and the Indenture Trustee not less than 30 days prior to the proposed Termination Date, if Lessor shall not have received a bid to purchase the Aircraft for at least the Termination Value thereof pursuant to Section 9.2 and if Lessor shall not have furnished to Lessee the notice referred to in Section 9.3, and upon doing so, shall reimburse Lessor and Owner Participant on an after-tax basis for all reasonable out-of-pocket expenses incurred by them in contemplation of such termination; provided, however, that Lessee may so revoke a notice of termination no more than three times during the Term.

         9.2 Sale of Aircraft. Lessee, as agent for Lessor, shall, from the date of such notice of termination until no more than 30 days' prior to the proposed Termination Date specified by Lessee, use its reasonable best efforts to obtain bids (in the worldwide market) for the cash purchase of the Aircraft and Lessor may, if it desires to do so, seek to obtain such bids and may itself bid to retain the Aircraft. In the event Lessee receives any bid, Lessee shall at least 30 days prior to the proposed





                       SALE AND LEASE AGREEMENT [N604SW]

Termination Date, certify to Lessor in writing the amount and terms of such bid, and the name and address of the Person submitting such bid (who shall not be Lessee, an Affiliate of Lessee or a Person who shall be a party to any arrangement for the further use of the Aircraft by Lessee or any of its Affiliates). In the event Lessor receives any bid, Lessor shall, at least five Business Days prior to the proposed Termination Date, certify to Lessee in writing the amount and terms of such bid and the name and address of the Person submitting such bid. Subject to Section 9.3, on the Termination Date, (a) Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to the bidder, if any, which shall have submitted the highest cash bid (net of any brokerage commissions) prior to such date, in the same manner as if delivery were made to Lessor pursuant to Section 5 and in full compliance with the terms thereof, and shall duly transfer to Lessor under a full warranty (as to title) bill of sale title to any such engines not owned by Lessor, all in accordance with the terms of Section 5, and (b) unless Lessor is the successful bidder, Lessor shall simultaneously therewith Transfer the Airframe and Engines or engines to such bidder for cash paid to Lessor in the manner and in funds of the type specified in Section 3.6. The total sales price realized at such sale shall be paid to and retained by Indenture Trustee, so long as the Trust Indenture remains in effect, and otherwise shall be paid to and retained by Lessor and, in addition, on such Termination Date, and as a condition precedent to such sale and the delivery of the Aircraft and Engines or engines to such bidder, Lessee shall pay to Indenture Trustee, so long as the Trust Indenture remains in effect, and otherwise to Lessor the sum of (i) the excess, if any, of (A) the Termination Value for the Aircraft, computed as of such Termination Date, over (B) the sales price of the Airframe and Engines or engines sold (or if the winning bidder is Lessor, the amount of such bid) after deducting the reasonable fees and expenses incurred by Lessor, Indenture Trustee and the Participants, if any, in connection with such termination and sale, (ii) all unpaid Interim Rent and Basic Rent due on or prior to the TV Determination Date with reference to which the Termination Value is computed (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Interim Rent or Basic Rent designated in Exhibit C hereto as payable in advance on such TV Determination Date), and (iii) (without duplication) all other amounts (including, without limitation, Supplemental Rent in respect of Break Amount, if any, or Premium, if any) owing by Lessee under this Lease or under any other Operative Agreement. Upon such payment, Lessor will comply with Section 10.01 of the Trust Indenture and, upon Indenture Trustee's release of such Engines from the Lien of the Trust Indenture Estate, Transfer to Lessee any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith. If no sale shall have occurred on or as of the Termination Date specified in such notice of termination, this Lease shall continue in full force and effect, Lessee shall pay the reasonable expenses incurred by Lessee, Lessor, each Participant and Indenture Trustee in connection with the proposed sale, and Lessee shall have the right at any time to submit another notice of termination pursuant to, and subject to the terms of, Section 9.1. In the event of any such sale and receipt by Lessor or Indenture Trustee, as appropriate, of such sale price and other amounts as provided herein, and upon compliance by Lessee with the provisions of this Section 9.2, the obligation of Lessee to pay Interim Rent or Basic Rent due after the TV Determination Date with reference to which the Termination Value is computed shall cease and the Base Lease Term shall end effective as of the date of such sale. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take any action in connection with any such sale





                       SALE AND LEASE AGREEMENT [N604SW]
other than to Transfer to the purchaser named in the highest bid as referred to above the Airframe and Engines or engines against receipt of the payments provided for herein.

         9.3 Retention by Lessor. Notwithstanding anything in this Section 9 to the contrary, Lessor may, by irrevocable notice to Lessee at least 45 days prior to the proposed date of sale referred to in Section 9.1, reject all bids and retain title to the Aircraft (and take possession thereof); provided, that Lessor shall pay (and, by delivering such notice, Lessor shall be obligated to pay) to Indenture Trustee on the proposed Termination Date an amount equal to the unpaid principal amount of the Certificates, together with all interest due thereon. Upon receipt of notice of such an election by Lessor, Lessee shall cease any efforts to obtain bids as provided in Section 9.1 and shall reject all bids theretofore or thereafter received for the Aircraft. In the event Lessor elects to retain the Aircraft as provided in this Section 9.3, and upon its payment to Indenture Trustee of such amount, Lessee shall deliver the Aircraft and Engines to Lessor on the proposed Termination Date pursuant to
Section 5 and in full compliance with the terms thereof and upon such delivery and payment in full of the amounts specified in the first sentence hereof and the next following sentence and shall have no obligation to make any payment of Termination Value. The foregoing shall in no way affect the obligation of Lessee to make payment of any Interim Rent or Basic Rent accrued and unpaid on or before the proposed Termination Date and all other amounts of Rent and other amounts payable hereunder or under the other Operative Agreements and due on or prior to such date, including, without limitation, Supplemental Rent in respect of all other sums due and payable to the Holders under the Certificates (including, without limitation, Break Amount or Premium, if any, as of such TV Determination Date). If the amounts required to be paid pursuant to this
Section 9.3 shall not be received by the respective payees thereof on the proposed Termination Date, this Lease shall continue in full force and effect.

         9.4 Termination As to Engines. So long as no Lease Event of Default or Lease Default shall have occurred and be continuing, Lessee shall have the right, at its option at any time during the Term, on at least 30 days' prior written notice to Lessor, Indenture Trustee, the Original Loan Participant and the Owner Participant, to terminate this Lease with respect to any Engine not then installed or held for use on the Airframe. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10.2 to the same extent as if an Event of Loss had occurred with respect to such Engine, and, upon Indenture Trustee's release of the replaced Engine from the Lien of the Trust Indenture Estate, Lessor shall Transfer to Lessee the replaced Engine as provided in
Section 5.2.

         Section 10.       Loss, Destruction, Requisition, Etc.

         10.1    Event of Loss with Respect to Airframe.

                 10.1.1 Lessee's Election. Upon the occurrence of an Event of Loss with respect to the Aircraft, Lessee shall forthwith (and in any event within 15 days after such occurrence) give Lessor, Indenture Trustee and each Participant written notice of such Event of Loss and, within 60 days after such occurrence, give Lessor, Indenture Trustee and each Participant written notice of its election to comply either with Section 10.1.2 or Section 10.1.3, and if





                       SALE AND LEASE AGREEMENT [N604SW]

         Lessee shall not have given notice of such election within 60 days after such occurrence Lessee shall be deemed to have elected to comply with Section 10.1.3.

                 10.1.2 Replacement of Airframe and Engines. As promptly as practicable, and in any event on or before the Business Day next preceding the 180th day following the date of occurrence of such Event of Loss, Lessee shall, in compliance with Section 10.1.6, convey or cause to be conveyed to Lessor, to be leased by Lessee hereunder in replacement thereof, a Replacement Airframe (which need not be a new Replacement Airframe but shall have been placed in service not earlier than January 1, 1993) together with the same number of Replacement Engines as the Engines, if any, subject to such Event of Loss, such Replacement Airframe and Replacement Engines to be free and clear of all Liens (except Permitted Liens), to have a value, remaining useful life and utility at least equal to, and to be in as good operating condition as, the Airframe and Engines, if any, so replaced (for such purpose, it shall be assumed that the Airframe and such Engines were in the condition and repair required by the terms of this Lease). If Lessee shall not effect such replacement hereunder on or before the Business Day next preceding the 150th day following the date of the occurrence of such Event of Loss, then Lessee shall immediately deposit with Lessor, in the manner and in funds of the type specified in Section 3.6, an amount equal to the excess of the Stipulated Loss Value for the Aircraft over any funds then being held by Lessor or the Indenture Trustee with respect to such Event of Loss. If Lessee shall not perform its obligation to effect such replacement hereunder on or before the Business Day next preceding the 180th day following the date of the occurrence of such Event of Loss, then Lessee shall immediately pay to Lessor, in the manner and in funds of the type specified in Section 3.6, the aggregate amount specified in clauses
         (A), (B) and (C) of Section 10.1.3, net of any amount deposited with Lessor pursuant to the next preceding sentence of this Section 10.1.2.

                 10.1.3 Payment of Stipulated Loss Value and Rent. On or before the Business Day next preceding the earlier of (i) the 180th day following the date of the occurrence of such Event of Loss, or
         (ii) the later of 15 days following the receipt of insurance proceeds with respect to such occurrence or the date Lessee shall have made or shall be deemed to have made its election under Section 10.1.1 to comply with Section 10.1.3, Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.6, (A) the Stipulated Loss Value for the Aircraft, determined as of the date of payment (as described in the definition of Stipulated Loss Value), (B) all unpaid Basic Rent due on or prior to the SLV Determination Date with reference to which the Stipulated Loss Value is computed (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Interim Rent or Basic Rent designated in Exhibit C hereto as payable in advance on such SLV Determination
         Date), and (C) (without duplication) any other Rent which is due and payable through and including the date of payment.

                 10.1.4 Stipulated Loss Value Payment. In the event of payment in full of the Stipulated Loss Value for the Aircraft pursuant to Section 10.1.2 or 10.1.3 and, in either case, the amounts referred to in clauses (B) and (C) of Section 10.1.3, (A) the obligation of Lessee to pay Interim Rent and Basic Rent due after the SLV Determination Date with refer-





                       SALE AND LEASE AGREEMENT [N604SW]
         ence to which such Stipulated Loss Value is computed shall terminate (but Lessee shall remain liable for all payments of Supplemental Rent due through and including the date of such payment of Stipulated Loss Value), (B) the Term for the Aircraft shall end, and (C) Lessor will comply with the applicable provisions of Section 10.01 of the Trust Indenture and, upon Indenture Trustee's release of the Aircraft from the Lien of the Trust Indenture Estate, will Transfer to Lessee the Aircraft.

                 10.1.5 Payment of Rent. In the event of an Event of Loss, during the period between the occurrence of the Event of Loss and the date of payment pursuant to Section 10.1.3 or replacement, the obligation of Lessee to pay Interim Rent, Basic Rent or Renewal Rent shall continue unchanged, except that upon such replacement, it shall become an obligation to pay such Rent in respect of the Replacement Aircraft.

                 10.1.6 Conditions to Replacement of Aircraft. Lessee's right to exercise the replacement options contemplated by Section
         10.1.1 with respect to the Aircraft shall be subject to the fulfillment prior to or at the time of any such replacement, in addition to the requirements contained in Section 10.1.2, of the conditions precedent set forth below:

                           10.1.6.1 No Default. No Lease Event of Default or Lease Default shall have occurred and be continuing.

                           10.1.6.2 Tax Loss. Owner Participant and Lessor shall have received, at Lessee's expense, a tax opinion of Vinson & Elkins L.L.P., or other counsel reasonably acceptable to the Owner Participant to the effect that the Event of Loss or the Replacement of the Airframe or Aircraft in connection therewith will not cause any adverse tax consequences to Lessor or Owner Participant or its Affiliates (or, in lieu thereof, Lessee shall have agreed to indemnify for such tax risk), or if Owner Participant and Lessee shall have agreed upon the amount, if any, payable and upon the manner of payment thereof with respect to such replacement by Lessee pursuant to the Tax Indemnity Agreement or Section 7(b) of the Participation Agreement, then any such amount shall be paid.

                           10.1.6.3 Lessee's Obligations with Respect to Replacement Aircraft. Lessee will promptly (all writings referred to below to be reasonably satisfactory in form and substance to Lessor):

                                     (a)     furnish Lessor with (i) a full
                           warranty bill of sale and FAA bill of sale duly conveying to Lessor the Replacement Airframe and Replacement Engines, if any, and (ii) an assignment of the purchase agreement with respect to the Replacement Airframe and Replacement Engines, if any (if Lessee shall have any rights thereunder) substantially in the form of the Purchase Agreement Assignment and a consent and agreement of the manufacturer thereof substantially in the form of the Manufacturer's Consent;





                       SALE AND LEASE AGREEMENT [N604SW]

                                     (b)     cause a Lease Supplement
                           subjecting such Replacement Airframe and Replacement Engines, if any, to this Lease, duly executed by Lessee, to be delivered to Lessor for execution, and an Indenture and Trust Supplement to be delivered to Lessor for execution and, in each case upon such execution, to be filed for recordation with the FAA pursuant to the Act;

                                     (c)     furnish Lessor with such evidence
                           of compliance with (i) Section 5.01(b) of the Trust Indenture (if the Trust Indenture shall be in effect at such time) and (ii) the insurance provisions of
                           Section 11 hereof with respect to the Replacement Airframe and Replacement Engines, if any, and the payment of all premiums then due with respect to all such insurance, as Lessor may reasonably request;

                                     (d)     furnish Lessor with an opinion or
                           opinions of counsel reasonably satisfactory to Lessor to the effect that, upon such conveyance, Lessor will acquire good title to the Replacement Airframe and Replacement Engines, if any, free and clear of all Liens other than Permitted Liens, the Replacement Airframe and Replacement Engines, if any, will be leased hereunder and subject to the Lien of the Trust Indenture (if then in effect) to the same extent as the Airframe and Engines replaced thereby, Lessor and (assuming the Trust Indenture is still in effect) the Indenture Trustee shall be entitled to the benefit of Section 1110 of the Bankruptcy Code with respect to the Replacement Aircraft to the same extent as the Aircraft, and to such further effect as Lessor may reasonably request;

                                     (e)     furnish Lessor with an Officer's
                           Certificate stating:

                                        (i)   a description of the Airframe
                                     which shall be identified by manufacturer, model, FAA registration number and manufacturer's serial number;

                                        (ii)  a description of the Replacement
                                     Airframe to be received (including the
                                     manufacturer, model, FAA registration
                                     number and manufacturer's serial number) as consideration for the Airframe to be released;

                                        (iii) that on the date of the Indenture
                                     and Trust Supplement and the Lease
                                     Supplement relating to the Replacement
                                     Airframe, Lessor will be the legal owner of such Replacement Airframe free and clear of all Liens (other than Permitted Liens), that such Replacement Airframe will on such date be in good working order and condition, and that such Replacement Airframe has been or, substantially concurrently with such replacement, will be duly





                       SALE AND LEASE AGREEMENT [N604SW]
                                     registered in the name of Lessor under the Act and that an airworthiness certificate has been duly issued under the Act with respect to such Replacement Airframe, and that such registration and certificate are in full force and effect, and that Lessee will have the full right and authority to use such Replacement Airframe;

                                        (iv)  that the insurance required by
                                     Section 11 is in full force and effect
                                     with respect to such Replacement Airframe and all premiums then due thereon have been paid in full;

                                        (v)   that the Replacement Airframe is
                                     of the same or an improved model as the
                                     Airframe requested to be released from the Lien of the Trust Indenture;

                                        (vi)  that no Lease Default or Lease
                                     Event of Default has occurred and is
                                     continuing or would result from the making and granting of the request for release and the addition of a Replacement Airframe; and

                                        (vii) if the Trust Indenture has not
                                     theretofore been discharged, the release of the Airframe so to be released will not impair the security of the Trust Indenture or be in contravention of any of the provisions of the Trust Indenture;

                                     (f)     furnish Lessor with a certificate
                           or certification of qualified independent aircraft appraisers reasonably satisfactory to Lessor certifying that the Replacement Airframe and Replacement Engines, if any, have a value, remaining useful life and utility at least equal to, and are in at least as good operating condition as, the Airframe and Engines, if any, so replaced (assuming the Airframe and Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss); and

                                     (g)     furnish such other certificates or
                           documents (including appropriate UCC-3 amendments to the financing statements filed on or before the Delivery Date) as Lessor or any Participant may reasonably request to effect such replacement.

                 10.1.7 Recordation and Opinions. In the case of any Replacement Airframe and/or Replacement Engines conveyed to Lessor under this Section 10.l, promptly upon the registration of the Replacement Aircraft and the recordation of the Lease Supplement and Indenture and Trust Supplement covering the Replacement Airframe and Replacement Engines, if any, pursuant to the Act, Lessee will cause to be delivered to Lessor an opinion





                       SALE AND LEASE AGREEMENT [N604SW]
         of Daugherty, Fowler & Peregrin or other FAA counsel satisfactory to Lessor as to the due registration of the Replacement Aircraft and the due recordation of such Lease Supplement and Indenture and Trust Supplement.

                 10.1.8 Conveyance. Upon compliance by Lessee with all of the terms of this Section 10.1, (i) Lessor will comply with the applicable provisions of Section 10.01 of the Trust Indenture and, upon Indenture Trustee's release of the Aircraft and Engines (if applicable) from the Lien of the Trust Indenture Estate, Transfer to Lessee the replaced Airframe and Engines (if any), and (ii) Lessee will be subrogated to all claims of Lessor, if any, against third parties for damage to or loss of such Airframe and Engines to the extent of the then insured value thereof.

         10.2    Event of Loss with Respect to an Engine.

                 10.2.1 Event of Loss. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event within 15 days after such occurrence) give Lessor, Indenture Trustee and each Participant written notice thereof and shall, as promptly as possible and in any event within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine free and clear of all Liens, other than Permitted Liens, and having a value, remaining useful life and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value, remaining useful life and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss.

                 10.2.2 Conditions; Lessee's Obligations. Prior to or at the time of any such conveyance, Lessee will promptly:

                           (a) furnish Lessor with a full warranty (as to title) bill of sale duly conveying to Lessor such Replacement Engine;

                           (b) cause a Lease Supplement subjecting such Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution, and an Indenture and Trust Supplement to be delivered to Lessor for execution and, in each case upon execution, to be filed for recordation with the FAA pursuant to the Act;

                           (c) furnish Lessor with such evidence of compliance with (i) Section 5.01(b) of the Trust Indenture (if the Trust Indenture shall be in effect at such time) and (ii) the insurance provisions of Section 11 hereof with respect to such Replacement Engine and the payment of all premiums then due with respect to such insurance, as Lessor may reasonably request;





                       SALE AND LEASE AGREEMENT [N604SW]
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
                           (d) furnish Lessor with an opinion or opinions of Lessee's counsel, in form, substance and scope reasonably satisfactory to Lessor, to the effect that, upon such conveyance, Lessor will acquire good title to such Replacement Engine free and clear of all Liens other than Permitted Liens, and that such Replacement Engine will be leased hereunder and subject to the Lien of the Trust Indenture (if then in effect) to the same extent as the Engine replaced thereby and to such further effect as Lessor or Indenture Trustee may reasonably request;

                           (e)       furnish Lessor with an Officer's
                 Certificate stating:

                                     (i)     a description of the Engine which
                           shall be identified by manufacturer's serial number;

                                     (ii)    a description of the Replacement
                           Engine (including the manufacturer's name, model and serial number) as consideration for the Engine to be released;

                                     (iii)   that on the date of the Lease
                           Supplement and the Indenture and Trust Supplement relating to the Replacement Engine, Lessor will be the legal owner of such Replacement Engine free and clear of all Liens except Permitted Liens, that such Replacement Engine will on such date be in good working order and condition, and that such Replacement Engine is the same or an improved or equivalent model as the Engine to be released; and

                                     (iv)    if the Trust Indenture has not
                           theretofore been discharged, that the release of the Engine so to be released will not impair the security of the Trust Indenture or be in contravention of any of the provisions of the Trust Indenture;

                           (f) furnish Lessor with a certificate of a qualified aircraft engineer (who may be an employee of Lessee) certifying that such Replacement Engine has a value, remaining useful life and utility at least equal to, and is in at least as good operating condition as, the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss; and

                           (g)       furnish such other certificates or
                 documents (including appropriate UCC-3 amendments to the financing statements filed on or before the Delivery Date) as Lessor or any Participant may reasonably request to effect such replacement.

                 10.2.3 Recordation and Opinions. In the case of any Replacement Engine conveyed to Lessor under this Section 10.2, promptly upon the recordation of the Lease Supplement and the Indenture and Trust Supplement covering such Replacement Engine pursuant to the





                       SALE AND LEASE AGREEMENT [N604SW]

         Act, Lessee will cause to be delivered to Lessor an opinion of Daugherty, Fowler & Peregrin or other FAA counsel satisfactory to Lessor as to the due recordation of such Lease Supplement and Indenture and Trust Supplement.

                 10.2.4 Conveyance; Replacement Engine. Upon compliance by Lessee with the terms of this Section 10.2, Lessor will comply with the provisions of the Trust Indenture applicable thereto and, upon Indenture Trustee's release of the Engine with respect to which such Event of Loss occurred from the Lien of the Trust Indenture Estate, Transfer such Engine to Lessee, and Lessee will be subrogated to all claims of Lessor, if any, against third parties for damage to or loss of such Engine to the extent of the insured value thereof.

                 10.2.5 No Reduction of Rent. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this
         Section 10.2 shall result in any reduction of Interim Rent, Basic Rent or Renewal Rent.

         10.3 Application of Certain Payments. Any payments (other than insurance proceeds, the application of which is provided for in Section 11) received at any time by Lessor, Lessee or any Permitted Sublessee from any governmental authority or other Person with respect to any Event of Loss, will be applied as follows:

                 10.3.1 Replacement of Airframe and Engines. If such payments are received with respect to the Airframe and the Engines (or engines) installed on the Airframe that have been or are being replaced by Lessee pursuant to Section 10.1 (other than Section 10.1.3), such payments shall be paid over to, or retained by, Indenture Trustee or, if the Trust Indenture is no longer in effect, Lessor, and upon completion of such replacement be paid over to Lessee, provided Lessee shall have fully performed or, concurrently therewith will fully perform, the terms of Section 10.1 with respect to the Event of Loss for which such payments are made.

                 10.3.2 Replacement of Engine. If such payments are received with respect to an Engine that has been or is being replaced by Lessee pursuant to Section 10.2, such payments shall be paid over to, or retained by, Indenture Trustee or, if the Trust Indenture is no longer in effect, Lessor, and upon completion of such replacement be paid over to Lessee, provided Lessee shall have fully performed or, concurrently therewith will fully perform, the terms of Section 10.2 with respect to the Event of Loss for which such payments are made.

                 10.3.3 Nonreplacement. If such payments are received with respect to the Airframe or the Airframe and the Engines or engines installed on the Airframe that has not or have not been and will not be replaced pursuant to Section 10.1 or 10.2, so much of such payments remaining after reimbursement of Lessor, Indenture Trustee and each Participant for costs and expenses as shall not exceed the Stipulated Loss Value and other amounts required to be paid by Lessee hereunder shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and other amounts required to be paid by Lessee hereunder, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee





                       SALE AND LEASE AGREEMENT [N604SW]
         for its payment of such Stipulated Loss Value and other amounts. The balance, if any, of such payment remaining thereafter shall be divided between Lessor and Lessee in proportion to their relative interests in the Aircraft.

         10.4 Requisition of Aircraft for Use by Governmental Authorities. In the event of the requisition for use of the Airframe and the Engines or engines installed on such Airframe during the Term by any governmental authority, Lessee shall notify Lessor promptly of such requisition, and all of Lessee's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee from such governmental authority for the use of such Airframe and Engines or engines prior to the time such requisition becomes an Event of Loss shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Permitted Sublessee); and all payments received from such governmental authority for the use of such Airframe and Engines or engines after such time shall be paid over to, or retained by, Indenture Trustee or, if the Trust Indenture is no longer in effect, Lessor, and upon the performance by Lessee of the terms of Section 10.1 with respect to such Event of Loss, shall be paid over to Lessee.

         10.5 Requisition of an Engine for Use by Governmental Authorities. In the event of the requisition for use by any governmental authority (other than in circumstances contemplated by Section 10.4) of any Engine but not the Airframe, Lessee will replace such Engine hereunder by complying with the terms of Section 10.2 to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received from such governmental authority with respect to such requisition shall be paid over to, or retained by, Indenture Trustee or, if the Trust Indenture is no longer in effect, Lessor, and upon the performance by Lessee of the terms of Section 10.2 to the same extent as if an Event of Loss had occurred with respect to such requisitioned Engine, shall be paid over to Lessee.

         10.6 Application of Payments During Existence of Default. Any amount referred to in this Section 10 which is payable or creditable to or retainable by Lessee shall not be paid or credited to or retained by Lessee if, at the time of such payment, credit or retention, a Lease Event of Default or Lease Default shall have occurred and be continuing hereunder but shall be paid to and held by Indenture Trustee and applied by it as provided in the Trust Indenture, or, if the Trust Indenture is no longer in effect, held by Lessor as security for the obligations of Lessee under this Lease and applied against Lessee's obligations hereunder as and when due; at such time as there shall not be continuing any such Lease Event of Default or Lease Default, or at such earlier time as Lessee shall have paid in full all Rent and other amounts due and payable hereunder and under the other Operative Agreements by Lessee, any remaining balance of such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding clause of this sentence.





                       SALE AND LEASE AGREEMENT [N604SW]
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         Section 11.       Insurance.

         11.1 Public Liability and Property Damage Insurance. Lessee shall at all times maintain, or cause to be maintained, at its or any Permitted Sublessee's expense, public liability (including without limitation contractual liability, passenger legal liability and property damage, but excluding manufacturer's product liability coverage) insurance which shall:

                 11.1.1 Type, Form and Amount. Be of a type and form carried by similarly situated United States commercial air carriers generally, and carried in amounts not less than that carried by Lessee on similar equipment owned or leased by Lessee and not less than the minimum amount of $350,000,000 (per occurrence) combined single limit (or such greater amount as Lessee may carry from time to time on other 737-300 series aircraft in its fleet);

                 11.1.2 Coverage. Include, but not be limited to, public liability insurance, contractual liability insurance, passenger liability insurance and property damage liability insurance (including cargo and baggage liability insurance); and

                 11.1.3 Additional Insureds. Name as additional insureds Lessor (in its individual and trust capacities), Indenture Trustee, each Participant and each other Indemnified Party, as their interests may appear.

         11.2 Insurance Against Loss of or Damage to Aircraft and Engines. Lessee shall at all times maintain, or cause to be maintained, at its or any Permitted Sublessee's expense, insurance against loss of or damage to the Aircraft, Airframe and Engines as follows:

                 11.2.1 Type, Form and Amount. "All-risk" ground and flight aircraft hull insurance on the Aircraft and "all-risk" coverage on each Engine and on Parts while removed from the Aircraft or Engines, which is of the type and form, and in an amount not less than that, carried by Lessee on similar equipment owned or leased by Lessee and in an amount not less than that usually carried by similarly situated United States commercial air carriers generally; and, to the extent so usually carried, at all times that the Aircraft or any Engine is not covered by the insurance described in Section 11.2.2, coverage against the perils of (i) strikes, riots, civil commotions or labor disturbances, (ii) any malicious act or act of sabotage, and (iii) hijacking, or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of the insured other than hijacking committed by persons engaged in a program of irregular warfare for terrorist purposes. Such insurance shall at all times be for an amount not less than the Stipulated Loss Value of the Aircraft.

                 11.2.2 War-Risk Insurance. If at any time (a) war-risk insurance is maintained by Lessee or any Permitted Sublessee subleasing the Aircraft or any Engine with respect to other aircraft operated by Lessee or such Permitted Sublessee on the same or similar routes, (b) the Aircraft is operated on routes where the custom in the United States commercial airline





                       SALE AND LEASE AGREEMENT [N604SW]
         industry is to carry war-risk insurance, (c) the Aircraft is operated by a Permitted Foreign Air Carrier as a Permitted Sublessee in any recognized or threatened area of hostilities, or (d) the Aircraft is operated on any route where no other aircraft is regularly operated by a United States commercial airline and such route is within any such area of hostilities, then war-risk and allied perils insurance of the type carried by similarly situated United States commercial air carriers operating the same or comparable models of aircraft on the same or similar routes shall be maintained on the Aircraft in an amount not less than that specified in Section 11.2.l.

                 11.2.3 Certain Requirements. The insurance policies required by this Section 11.2 shall:

                           11.2.3.1 Additional Insureds. Be endorsed to name Lessor (in its individual and trust capacities), each Participant, the Indenture Trustee and each other Indemnified Party as additional insureds, as their interests may appear.

                           11.2.3.2  Payment of Proceeds.  Provide that
                 proceeds thereunder shall be paid directly to Indenture Trustee, so long as the Trust Indenture shall be in effect, and thereafter to Lessor, in either case, as exclusive loss payee; provided, however, that any proceeds payable as a result of any property damage to the Airframe or any Engine, which property damage does not exceed $4,000,000 ($2,000,000, if at the time of any such payment Lessee's unsecured senior long-term debt securities are not rated Investment Grade) and does not constitute an Event of Loss with respect to the Aircraft or such Engine, shall be paid to Lessee unless Lessor or Indenture Trustee, prior to such payment, shall have notified the insurer making such payment that a Lease Default (of the type described in Section 14.1 or 14.5) or Lease Event of Default has occurred and is continuing.

                           11.2.3.3 Waiver of Subrogation. Provide that the insurers shall waive any rights of subrogation against Lessor, Indenture Trustee, each Participant and each other Indemnified Party except for claims arising out of gross negligence or willful misconduct of such Person; provided, that the exercise by insurers of rights of subrogation, if any, permitted by this Section 11.2 shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for the existence of such rights of subrogation or entitle such insurers to exercise or to assert any setoff, recoupment, counterclaim or any other deduction in respect of any amounts payable under such policies.

                 11.2.4    Deductibles.  The insurance required by this Section
         11.2 may, subject to Section 11.8, provide for standard deductibles which are from time to time in effect in the aviation insurance industry generally and which are customarily maintained by similarly situated United States commercial air carriers generally; provided, however, such deductibles shall not be more than the deductibles generally maintained by Lessee (and which Lessee is under no compulsion to maintain pursuant to any indenture, mortgage, lease or other





                       SALE AND LEASE AGREEMENT [N604SW]
         agreement) with respect to its fleet of Boeing Model 737-300 series aircraft and CFM International Model CFM56-3 engines generally.

                 11.2.5 Government Indemnity. In the case of a contract with the Government in respect of the Aircraft or Engines, a valid agreement by the Government to indemnify Lessee, Lessor, each Participant, Indenture Trustee and each other Indemnified Party against the same risks which are required hereunder to be insured against in amounts at least equal to the amounts required hereunder from time to time (such indemnity to be backed by the full faith and credit of the United States of America), shall be considered adequate insurance with respect to the Aircraft, Airframe and any Engine subject to such contract to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

         11.3 General Policy Provisions. Each insurance policy to be procured and maintained hereunder shall:

                 11.3.1 Primary Insurance. Be primary and without right of contribution from other insurance which may provide coverage to Lessor, Indenture Trustee, or any Participant or any other Indemnified Party with respect to its interest in the Aircraft, Airframe or any Engine or its liabilities with respect to or arising out of the transactions contemplated by the Operative Agreements;

                 11.3.2 Coverage for Each Insured. Expressly provide that all the provisions thereof, except the agreed values and the limits of the liability of the insurer under such policy, shall operate in the same manner as if there were a separate policy covering each insured;

                 11.3.3 Waiver of Certain Rights. Waive any right of the insurers to any setoff, recoupment, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessee, Lessor, Indenture Trustee, any Participant or any other Indemnified Party;

                 11.3.4 Breach of Warranty. Provide that, in respect of Lessor, Indenture Trustee, each Participant and each other Indemnified Party, such insurance shall not be invalidated by any action or inaction by Lessee, any Indemnified Party or other Person and shall insure the interests of Lessor, Indenture Trustee, each Participant and each other Indemnified Party regardless of any breach or violation by Lessee, any Indemnified Party or other Person of any representation, warranty, declaration or condition contained in such policy;

                 11.3.5 Notice of Termination or Changes. Provide for not less than 30 days' prior written notice to be received by Lessor, Indenture Trustee and each Participant before any lapse, alteration, termination or cancellation of the insurance evidenced thereby shall be effective as to Lessor, Indenture Trustee, each Participant and each other Indemnified Party, except that war-risk and allied perils policies may provide for not less than seven days' prior written notice or such lesser or greater notice as shall at the time be customary in the aviation





                       SALE AND LEASE AGREEMENT [N604SW]
         insurance industry generally, and which are customarily in effect with respect to major United States commercial air carriers generally from time to time;

                 11.3.6 Nonliability for Premiums. Provide that neither Lessor, Indenture Trustee, any Participant nor any other Indemnified Party shall be liable for any insurance premium;

                 11.3.7 Identity of Insurers. Be with insurance companies, underwriters or funds of recognized responsibility; and

                 11.3.8 Fifty-fifty Clause. Contain a fifty-fifty clause per AVS 103 or its equivalent, but only in the event that such clause is customarily included in such policies maintained by similarly situated United States commercial air carriers generally.

         11.4 Application of Insurance Proceeds. As between Lessor and Lessee, all insurance proceeds received under policies required to be maintained (or to be caused to be maintained) by Lessee pursuant to Section
11.2 as a result of the occurrence of an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in accordance with Section 10.3.1, 10.3.2 or 10.3.3, as the case may be (except that the balance referred to in Section 10.3.3 shall be paid over to, or retained by, Lessee). All insurance proceeds received under such policies in respect of any property damage loss not constituting an Event of Loss with respect to the Airframe or an Engine will be applied in payment for repairs or for replacement property in accordance with the terms of Section 8, if not already paid for by Lessee, and any balance remaining after compliance with such Section with respect to such loss shall be paid to Lessee. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Lessor shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Lessee or any other third party that is entitled to receive such proceeds. The provisions of Section 10.6 shall apply to amounts referred to in this Section 11.4.

         11.5 Certificates; Reports, Etc. With respect to any policy required hereunder, Lessee shall cause to be furnished to Lessor, Indenture Trustee and each Participant on or prior to the Delivery Date of the Aircraft and on or prior to expiration of such policy, certificates of the insurer or insurers (or their authorized representatives) providing insurance pursuant to the requirements of this Section 11. On or before the Delivery Date of the Aircraft, and annually thereafter on or before the renewal date of such policy, Lessee shall cause to be furnished to Lessor, Indenture Trustee, the Original Loan Participant and Owner Participant a report signed by Willis Corroon Aerospace (or any other firm of independent aircraft insurance brokers, appointed by Lessee, reasonably satisfactory to the Original Loan Participant and Owner Participant) describing in reasonable detail the insurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof. Lessee agrees that it will cause such firm to advise Lessor, Indenture Trustee, the Original Loan Participant and Owner Participant in writing promptly of any default in the payment of any premium or any other act or omission on the part of Lessee or any Permitted Sublessee of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, the insurance on the Aircraft. To the extent such agreement is reasonably obtainable, Lessee further agrees to





                       SALE AND LEASE AGREEMENT [N604SW]
cause such firm to advise Lessor, Indenture Trustee and each Participant in writing at least 30 days (seven days in the case of war-risk and allied perils coverage or such lesser or greater notice as is customary in the aviation industry generally) prior to any expiration, lapse, alteration, cancellation or termination date of any insurance carried and maintained on the Aircraft pursuant to this Section 11.

         11.6 Lessor's Right to Maintain Insurance. In the event that Lessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, Indenture Trustee or any Participant may at its option (but shall not be obligated to) provide such insurance and in such event, Lessee shall, upon demand, reimburse such Person, as Supplemental Rent, for the cost thereof. No such payment, performance or compliance shall be deemed to cure any Lease Default hereunder or otherwise relieve Lessee of its obligations with respect thereto.

         11.7 Insurance for Own Account. Nothing in Section 11 shall limit or prohibit Owner Participant (directly or through Lessor) from obtaining insurance for its own account, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided, however, that no such insurance may be obtained which would limit or otherwise adversely affect the availability or coverage or cost of any insurance required to be obtained or maintained pursuant to this Section 11. Nothing in this
Section 11 shall limit or prohibit Lessor, Indenture Trustee or any Holder from obtaining insurance for its own account, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided, however, that no such insurance may be obtained which would limit or otherwise adversely affect the availability or coverage or cost of any insurance required to be obtained or maintained pursuant to this Section 11 or obtained by Owner Participant pursuant to the preceding sentence.

         11.8 Self-Insurance. Notwithstanding the foregoing provisions of this Section 11, Lessee may, from time to time so long as no Lease Event of Default has occurred and is continuing, self-insure with respect to the Aircraft to the same extent as it does with respect to, or maintain policies with deductibles or premium adjustment provisions consistent with similar provisions applicable to, other comparable aircraft operated by Lessee; provided, however, that in the case of public liability insurance, such self-insurance shall in no event exceed $50,000,000; and provided, further, that if at any time Lessee's unsecured senior long-term debt securities are not rated Investment Grade, such self-insurance (inclusive of any such public liability insurance and without derogation from the preceding proviso) shall in no case be in amounts greater than 4% of Lessee's tangible net worth. As used in this Agreement, the term "Investment Grade" means a rating of "Baa3" or higher from Moody's Investors Service or a rating from any other nationally recognized bond rating service equivalent to or better than such a rating.

         Section 12. Inspection. At all reasonable times, and upon reasonable notice, Lessor, Indenture Trustee or any Participant or its authorized representatives may inspect the Aircraft and inspect and copy (subject to any confidentiality agreements, copyright restrictions and the like) the books and records of Lessee relative thereto. Any such inspection of the Aircraft shall be without out-of-pocket expense or risk to Lessee and shall be a visual, walk-around inspection and may not include opening any panels, bays or the like; provided, that no exercise of such inspection right shall





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interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee (or any Permitted Sublessee). Subject to the proviso in the preceding sentence, upon receipt by Lessee of a written request from the Owner Participant or the Indenture Trustee specifying that the Owner Participant or the Indenture Trustee desires to have an authorized representative observe the major overhaul to be performed on the Aircraft next following receipt of any such request, Lessee shall permit such authorized representative to observe such overhaul. Neither Lessor, Indenture Trustee nor any Participant shall have any duty to make any such inspection or shall incur any liability or obligation by reason of not making any such inspection.

         Section 13.       Assignment.

         13.1    In General.  Except as otherwise expressly permitted in
Section 7.2 or Section 11(f) of the Participation Agreement, or as required in the case of any requisition by the Government referred to in Section 7.1, Lessee will not, without the prior or written consent of Lessor, assign or transfer any of its rights or obligations under this Lease or any other Operative Agreement. Lessor may assign or convey any of its right, title and interest in and to this Lease, any of the other Operative Agreements or the Aircraft in accordance with the Participation Agreement, the Trust Agreement or the express provisions of this Lease. The terms and provisions of the Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective permitted successors and assigns.

         13.2 Security for Lessor's Obligations. In order to secure the indebtedness evidenced by the Certificates, the Trust Indenture provides, among other things, for the assignment by Lessor to Indenture Trustee of its right, title and interest in, to and under this Lease and any Permitted Sublease, to the extent set forth in the Trust Indenture, and for the creation of a first mortgage lien on and perfected security interest in the Aircraft in favor of Indenture Trustee. Lessee hereby consents to such assignment and to the creation of such mortgage and security interest and acknowledges receipt of copies of the Trust Agreement and the Trust Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent under any other circumstances. So long as the Trust Indenture shall be in effect, Lessee will furnish to Indenture Trustee counterparts of all writings of any kind required to be delivered hereunder by Lessee to Lessor. Until the Lien of the Trust Indenture has been released, (a) Lessee shall make all payments of Basic Rent, Stipulated Loss Value and Termination Value and all other amounts payable hereunder (other than Excluded Payments as defined in the Trust Indenture) to Indenture Trustee at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration, and the right of Indenture Trustee to receive such payments shall not be subject to any defense, counterclaim, setoff or other right or claim of any kind which Lessee may be able to assert against Lessor (in its individual or trust capacity), Indenture Trustee (in its individual or trust capacity), any Participant or any other Person in an action brought by any thereof on this Lease and (b) as provided in the Trust Indenture, certain rights of Lessor with respect to this Lease, the Aircraft, the Airframe or any Engine (or any Part thereof) or any other part of the Trust Indenture Estate are exercisable by Indenture Trustee.





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         Section 14.       Events of Default.  The following events shall
constitute Lease Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and each such Lease Event of Default shall continue so long as, but only so long as, it shall not have been remedied or waived:

         14.1 Failure To Pay Rent. Lessee shall fail to make any payment of Interim Rent or Basic Rent within seven Business Days from the due date thereof; or Lessee shall fail to make any other payments required to be made by it under the Operative Agreements within ten Business Days after the receipt of written demand therefor delivered to Lessee by Lessor after such payments were required to have been made (provided, that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant when due any Excluded Payments shall not constitute a Lease Event of Default unless written notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute a Lease Event of Default); or

         14.2 Specific Defaults. Lessee shall fail to carry and maintain (or cause to be carried and maintained) insurance on or with respect to the Aircraft in accordance with the provisions of Section 11; provided, that any such failure shall not constitute a Lease Event of Default so long as such failure is for a period of not more than 30 days, Lessee shall not operate or permit to be operated the Aircraft at a time when such insurance is not in effect and the Aircraft continues to be covered by such insurance as is required when the Aircraft is on the ground, or Lessee shall fail to comply with Section 7.1.1; or

         14.3 General Default. Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder or under any other Operative Agreement (except the Tax Indemnity Agreement), and such failure shall continue unremedied for a period of 30 days after written notice thereof to Lessee, unless Lessee shall be diligently proceeding to correct such failure and such failure is cured within 180 days after such notice or by the end of the Term, whichever first occurs; or

         14.4 Misrepresentation and Breach of Warranty. Any representation or warranty made by Lessee herein or in the Participation Agreement or in any other Operative Agreement (other than the Tax Indemnity Agreement) or in any document or certificate furnished by Lessee in connection with any thereof, shall prove to have been incorrect in any material respect at the time made, shall remain material at the time of discovery and shall, if curable, remain incorrect in any material respect after 30 days after written notice thereof to Lessee;

         14.5 Bankruptcy, Etc. Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any





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such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days.

         Section 15.       Remedies.

         15.1 Default; Remedies. Upon the occurrence of a Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, so long as any such Lease Event of Default shall be continuing, exercise one or more of the following remedies as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect which have not been effectively waived by Lessee:

                 15.1.1 Return; Repossession. Lessor may cause Lessee, upon written demand by Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, all or any part of the Aircraft, Airframe or Engines as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if the Aircraft, Airframe or Engines were being returned at the end of the Term; or Lessor, at its option, may enter upon the premises where the Aircraft, Airframe or any Engine, or part thereof is located and take immediate possession of and remove the same by summary proceedings or otherwise, all subject to receipt of notice delivered pursuant to Section 7.2.3 (if applicable) and without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise, and Lessee expressly waives any right it may have under applicable law to a hearing prior to repossession of the Aircraft, Airframe or any Engine or part thereof; or

                 15.1.2 Sale; Use Etc. Lessor may sell all or any part of the Aircraft, Airframe or any Engine, at public or private sale, at such times and places, to such Persons (including Lessor, Indenture Trustee, or any Participant) as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, Airframe or any Engine or part thereof, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee except as hereinafter set forth in this Section 15 and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto; or





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                 15.1.3    Certain Liquidated Damages.

                           15.1.3.1 Liquidated Damages--Fair Market Rental Value. Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under
                 Section 15.1.1 or 15.1.2 with respect to the Aircraft, Airframe or any Engine or part thereof, Lessor, by written notice to Lessee specifying a payment date (which shall be an SLV Determination Date) not earlier than ten days from the date of such notice, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Interim Rent, Basic Rent or Renewal Rent, as the case may be, due after the date specified for payment in such notice), any unpaid Interim Rent, Basic Rent or Renewal Rent, as the case may be, due on or prior to such SLV Determination Date (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Interim Rent or Basic Rent designated in Exhibit C hereto as payable in advance on such SLV Determination Date) plus an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of such SLV Determination Date, over the fair market rental value (determined as hereafter provided in this Section 15) of the Aircraft for the remainder of the Term, after discounting such fair market rental value semiannually (effective on each Rent Payment Date) by a rate equal to the higher of the Certificate Rate or the rate specified in clause (ii) of the definition of Overdue Rate to present worth as of the date specified for payment in such notice, together with interest, if any, on such amount and unpaid Interim Rent, Basic Rent or Renewal Rent, as the case may be, at the Overdue Rate from the date specified for payment in such notice to the date of payment in full; or

                           15.1.3.2 Liquidated Damages--Fair Market Sales Value. If Lessor shall not have sold the Aircraft, Lessor, by written notice to Lessee specifying a payment date (which shall be an SLV Determination Date) not earlier than ten days from the date of such notice, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Interim Rent, Basic Rent or Renewal Rent, as the case may be, due after the date specified for payment in such notice), any unpaid Interim Rent, Basic Rent or Renewal Rent, as the case may be, due on or prior to such SLV Determination Date (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Interim Rent or Basic Rent designated in Exhibit C hereto as payable in advance on such SLV Determination Date) plus an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of such SLV Determination Date, over the fair market sales value of the Aircraft (determined as hereafter provided in this Section 15 as of the date specified for payment in such notice), together with interest, if any, on such amount and unpaid Interim Rent, Basic Rent or Renewal Rent, as the case may be, at the Overdue Rate from the date specified for payment in such notice to the date of payment in full; or





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                           15.1.4    Liquidated Damages upon Sale.  If Lessor,
                 pursuant to Section 15.1.2 or applicable law, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under
                 Section 15.1.3 with respect to the Aircraft, may, if Lessor shall so elect, upon giving written notice to Lessee, cause Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Interim Rent, Basic Rent or Renewal Rent, as the case may be, due after the date of such sale), any unpaid Interim Rent, Basic Rent or Renewal Rent, as the case may be, due on or prior to the SLV Determination Date (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Interim Rent or Basic Rent designated in Exhibit C hereto as payable in advance on such SLV Determination Date) on or immediately preceding such date of sale plus the amount of any deficiency between the net proceeds of such sale or (if such sale is a private sale and is made to Lessor, Indenture Trustee, a Participant or any Affiliate thereof) between the fair market sales value of the Aircraft, determined as of the date of such sale as hereinafter provided in this Section 15, and the Stipulated Loss Value of the Aircraft, computed as of the date of such sale, together with interest, if any, on such amount and such unpaid Interim Rent, Basic Rent or Renewal Rent at the Overdue Rate from the date of such sale, to the date of payment in full; or

                           15.1.5 Rescission and Other Remedies. Lessor may rescind and terminate this Lease, or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including without limitation Lessee's agreement to lease the Aircraft for the Term and to pay Rent.

         In addition to the foregoing remedies, Lessee shall be liable (except as otherwise provided above and without duplication of amounts otherwise payable hereunder) for any and all unpaid Rent due hereunder before, during or after the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses (including the fees and expenses of all appraisers required by this Section 15) of Lessor, Indenture Trustee, and Participants, incurred by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including all insurance and storage costs and all costs and expenses incurred in connection with the return of the Aircraft, Airframe or any Engine or part thereof, in accordance with the terms of Section 5 or in placing the Aircraft, Airframe or any Engine or part thereof, in the condition and airworthiness required by Section 5.

         Lessor agrees to give Lessee at least 15 days' prior written notice of the date fixed for any public sale of the Aircraft, the Airframe or any Engine or part thereof, and of the date on or after which will occur the execution of any contract providing for any private sale.

         15.2 Determination of Fair Market Rental Value and Fair Market Sales Value. For the purpose of this Section 15, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an





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arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession, as the case may be, and in each case shall be determined on an "as is, where is" basis pursuant to an appraisal by a recognized independent aircraft appraiser chosen by Lessor.

         15.3 No Waiver, Etc. No remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any earlier or subsequent Lease Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Aircraft, Airframe or any Engine, or part thereof, in mitigation of Lessor's damages as set forth in this Section 15 or which may otherwise limit or modify any of Lessor's rights or remedies under this Section 15.

         Section 16. Notices. All notices required under the terms and provisions hereof shall be in writing and shall be given by certified mail, telecopy or any other customary means of written communication, addressed:

         If to Lessee, at 2702 Love Field Drive, P.O. Box 36611, Dallas, Texas 75235-1611 (telecopy no. 214/904-4022), Attention: Treasurer, or at such other address as Lessee shall from time to time designate in writing;

         If to Lessor, at 777 Main Street, Hartford, Connecticut 06115 (telecopy no. 203/240-7920), Attention: Corporate Trust Administration, or at such other address as Lessor shall from time to time designate in writing;

         If to any Participant or Indenture Trustee, at the applicable address set forth in the signature pages of the Participation Agreement or Schedule I thereto, or at such other address as any such Participant or Indenture Trustee, as the case may be, shall from time to time designate in writing.

         The effective date of any such notice shall be, if sent by mail, five days (ten days, if international) after mailing or, if sent by telex or telecopy, the date when such notice is sent or dispatched, and otherwise the date on which it is received by the addressee. Lessee shall furnish to Lessor for transmission to Indenture Trustee and Participants a sufficient number of copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished hereunder, except in any case where Lessee shall have transmitted the same directly to any such person.

         Section 17. Net Lease; Lessee's Obligations; No Setoff, Counterclaim, Etc. This is a net lease and it is hereby recognized that Lessor is the owner of the Aircraft (except that Owner Participant will be the owner for income tax purposes) and Lessee is the lessee thereof. It is the





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intent of the parties hereto that this Lease be a "true lease".  Lessee's obligation to pay all Rent payable hereunder as and when due and to the Person entitled thereto shall, subject to Section 3.8, be absolute and unconditional and shall not be affected by any circumstance, including without limitation:
(a) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor (in its individual or trust capacity), Indenture Trustee (in its individual or trust capacity), any Participant, Manufacturer, any Indemnified Party or any other Person for any reason whatsoever; (b) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss, theft, taking, requisition, condemnation, confiscation or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by Lessee, any sublessee or any other Person for any reason whatsoever; (c) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person; (d) any restriction, prevention or curtailment of or interference with any use of the Aircraft or part thereof; (e) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Operative Agreements or any provision thereof, in each case whether against or by Lessee or otherwise; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that nothing in this sentence shall be construed to modify or limit in any way Lessee's rights under Section 3.8.

         If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees, subject to Section 3.8, to pay an amount equal to each Interim Rent, Basic Rent, Renewal Rent and Supplemental Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. All Rent payable by Lessee shall be paid without notice or demand (except as otherwise expressly provided) and, subject to Section 3.8, without abatement, suspension, deferment, deduction, diminution or proration by reason of any circumstance or occurrence whatsoever. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease or any part hereof, or to any abatement, suppression, deferment, diminution, reduction or proration of Rent except in accordance with the express terms hereof. Each payment of Rent made by Lessee shall, subject to Section 3.8, be final as to Lessor and Lessee. Lessee will not, subject to Section 3.8, seek to recover all or any part of any such payment of Rent for any reason whatsoever. Lessee covenants that it will remain obligated under this Lease in accordance with its terms and will take no action to terminate, rescind or avoid this Lease solely as a result of the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other similar proceeding affecting Lessor or Owner Participant or any other action with respect to this Lease which may be taken in any such proceeding by any trustee or receiver of Lessor or Owner Participant or by any court (it being understood that nothing in this sentence shall prevent Lessee from taking any action to which it would have been entitled had such bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding- up or other similar proceeding not occurred).





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         Section 18.       Renewal and Purchase Options.

         18.1 Renewal Options. At the end of the Base Lease Term and any Renewal Term (other than the fourth Floating Rate Renewal Term or any prior Floating Rate Renewal Term ending four years after the end of the Base Lease
Term), so long as no Lease Event of Default or Lease Default (of the type described in Section 14.1 or 14.5) has occurred and is continuing, Lessee shall have the option to renew this Lease for a Renewal Term. In order to exercise the option to renew, Lessee shall notify Lessor thereof in writing not more than nine months nor less than six months prior to the commencement of the applicable Renewal Term (which notice shall be irrevocable and shall specify the length of such Renewal Term). Renewal Rent shall be payable in arrears for each Lease Period occurring during any Renewal Term. The Renewal Rent payable for any Floating Rate Renewal Term hereunder shall be the fair market rental value of the Aircraft (as defined below) calculated as of the commencement of such Renewal Term. Such fair market rental value shall be determined not later than three months prior to the commencement of such Renewal Term by mutual consent of Owner Participant and Lessee or, if they shall be unable so to agree, by three recognized independent aircraft appraisers, one chosen and paid for by Owner Participant, one chosen and paid for by Lessee and the third appraiser chosen by the mutual consent of the first two appraisers and paid for equally by Owner Participant and Lessee, the appraisals of which three appraisers shall be averaged and such average shall be deemed to be the fair market rental value of the Aircraft for all purposes hereof; provided, however, that if the appraisal of one appraiser is more disparate from the average of all three appraisals than each of the other two appraisals, then the appraisal of such appraiser shall be excluded, the remaining appraisals shall be averaged and such average shall be deemed to be the fair market rental value of the Aircraft for all purposes hereof. If either Owner Participant or Lessee shall fail to appoint an appraiser by the date which is two months prior to the commencement of such Renewal Term or if such two appraisers cannot agree on the amount of such appraisal and fail to appoint a third appraiser by the date which is one month before the commencement of such Renewal Term, then either Owner Participant or Lessee may apply to any court having jurisdiction (including, without limitation, the courts referred to in Section 13(b) of the Participation Agreement) to make such appointment. For purposes of this
Section 18.1, fair market rental value shall be the cash rental obtainable in an arm's-length lease between an informed and willing lessee (under no compulsion to lease) and an informed and willing lessor (under no compulsion to lease) and shall be determined on the assumptions that the Aircraft is in the United States of America, available for use by Lessee, unencumbered by any renewal or purchase option contained in this Lease, in the return condition required by Section 5 of this Lease and otherwise in compliance with and subject to the terms and requirements of this Lease. Stipulated Loss Value amounts that are payable during any such Renewal Term shall be calculated as of the date of commencement of such Renewal Term and shall be determined in the same manner referred to above based on the fair market sales value of the Aircraft on such date determined in accordance with Section 18.2(a).





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         18.2    Purchase Options.  (a)  Lessee shall have the option to
purchase the Aircraft at the end of the Base Lease Term and each Renewal Term, so long as no Lease Default (of the type described in Section 14.1 or 14.5) or Lease Event of Default shall have occurred and be continuing on the date of notice of exercise of such option. In order to exercise such option, Lessee shall notify Lessor thereof in writing not more than nine months nor less than six months prior to the end of the Base Lease Term or such Renewal Term, as applicable (which notice shall be irrevocable). In such case, Lessee shall purchase the Aircraft on the last Business Day of the Base Lease Term or such Renewal Term, as applicable, at a purchase price equal to the fair market sales value thereof as of such last Business Day. Such fair market sales value shall be determined not later than three months prior to such last Business Day by mutual consent of Owner Participant and Lessee or, if they shall be unable so to agree, by three recognized independent aircraft appraisers, one chosen and paid for by Owner Participant, one chosen and paid for by Lessee and the third appraiser chosen by the mutual consent of the first two appraisers and paid for equally by Owner Participant and Lessee, the appraisals of which three appraisers shall be averaged and such average shall be deemed to be the fair market sales value of the Aircraft for all purposes hereof; provided, however, that if the appraisal of one appraiser is more disparate from the average of all three appraisals than each of the other two appraisals, then the appraisal of such appraiser shall be excluded, the remaining appraisals shall be averaged and such average shall be deemed to be the fair market sales value of the Aircraft for all purposes hereof. If either Owner Participant or Lessee shall fail to appoint an appraiser by the date which is two months prior to such last Business Day or if such two appraisers cannot agree on the amount of such appraisal and fail to appoint a third appraiser by the date which is one month before such last Business Day, then either Owner Participant or Lessee may apply to any court having jurisdiction to make such appointment. For purposes of this Section 18.2, fair market sales value shall be the cash price obtainable in an arm's-length sale between an informed and willing buyer (under no compulsion to buy) and an informed and willing seller (under no compulsion to sell) and shall be determined on the assumptions that the Aircraft is in the United States of America, available for use by the buyer, unencumbered by any renewal or purchase option contained in this Lease, in the return condition required by Section 5 of this Lease and otherwise in compliance with the requirements of this Lease. At the time of payment to Lessor, in funds of the type specified in Section 3.6, of the full amount of the purchase price pursuant to this Section 18.2(a), Lessee shall also pay to Lessor all unpaid Interim Rent and Basic Rent due on or prior to the last day of the Term and (without duplication) any other Rent which is due and payable through and including the date of payment.

         (b)     So long as no Lease Default (of the type described in Section
14.1 or 14.5) or Lease Event of Default shall have occurred and be continuing on the date of notice of exercise of such option, Lessee shall have the option to purchase the Aircraft on January 1, 2017 or, if such date is not a Business Day, on the next succeeding Business Day (the "Special Purchase Option Date") at a purchase price equal to the percentage of Lessor's Cost indicated in Part III of Schedule C (the "Special Purchase Price"); provided, that if there has been an adjustment prior to the Special Purchase Option Date pursuant to
Section 3.7, the Special Purchase Price (including any installments thereof) shall be at all times calculated to preserve the Owner Participant's Special Purchase Price After-Tax Yield, but in any event subject to Section 3.7.2. Such option to purchase the Aircraft shall be exercised upon written notice from Lessee to Lessor given not more than nine months nor





                       SALE AND LEASE AGREEMENT [N604SW]
less than six months prior to the Special Purchase Option Date. Such notice shall be irrevocable and shall contain the statement that this Lease will terminate upon the consummation of such purchase. On the Special Purchase Option Date, Lessee shall pay to Lessor, in funds of the type specified in
Section 3.6, the full amount of the Special Purchase Price pursuant to this
Section 18.2(b), together with all unpaid Interim Rent and Basic Rent due on or prior to the Special Purchase Option Date (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent designated in Exhibit C hereto as payable in advance on such Special Purchase Option Date) and (without duplication) any other Rent (including Supplemental Rent in respect of Premium, if any, and Break Amount, if any, payable in respect of the Certificates) which is due and payable through and including the date of payment; provided, that Lessee may elect on ten days' prior notice to Lessor to pay the Special Purchase Price in installments as Supplemental Rent, secured as provided herein, in which case Lessee shall pay to Lessor, on each EBO Installment Payment Date, the amount determined by multiplying Lessor's Cost by the percentage set forth opposite such EBO Installment Payment Date in
Part II of Exhibit C.

         (c) In connection with any purchase pursuant to Section 18.2(b), Lessee may, at its option, as part or all, as the case may be, of the applicable purchase price, assume all of the rights and obligations of Lessor under the Trust Indenture in respect of the Certificates (including, without limitation, any scheduled payment of principal of or accrued interest on the Certificates due and payable on such date of purchase but only to the extent that any Basic Rent installment payable by Lessee on any such date of purchase does not cover such scheduled payment of principal or accrued interest on the Certificates and excluding any obligations or liabilities of Lessor in its individual capacity incurred on or prior to such date of purchase, which obligations and liabilities shall remain the sole responsibility of Lessor in its individual capacity) in accordance with Section 7.03 of the Trust Indenture and simultaneously shall pay to Lessor, in funds of the type specified in
Section 3.6, an amount equal to (i) the excess, if any, of the applicable purchase price over an amount equal to the sum of the principal of, and accrued and unpaid interest on, the Outstanding Certificates on such date of purchase, after taking into account any payments of principal and interest made in respect of the Outstanding Certificates on or before such date of purchase, plus (ii) all unpaid Interim Rent and Basic Rent due and owing by Lessee hereunder on or prior to such date of purchase and (without duplication) any other Rent which is due and payable through and including the date of payment (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent designated in Exhibit C hereto as payable in advance on such date of purchase); provided, that Lessee may elect, by notice to Lessor concurrently with notice of its election to assume such obligations of Lessor, to pay the amount of the excess calculated pursuant to clause (i) above in installments as Supplemental Rent, in which case (I) Lessee shall pay to Lessor on the first EBO Installment Payment Date, the excess, if any, of (x) the amount determined by multiplying Lessor's Cost by the percentage set forth opposite such EBO Installment Payment Date in Part II of Exhibit C hereto, over (y) the principal amount of the Certificates outstanding on such date, and shall pay to Lessor on each subsequent EBO Installment Payment Date the amount determined by multiplying Lessor's Cost by the percentage set forth opposite such EBO Installment Payment Date in Part II of Exhibit C hereto and (II) Section 8(aa) of the Participation Agreement shall apply.





                       SALE AND LEASE AGREEMENT [N604SW]

         (d) Upon payment of the applicable purchase price for the Aircraft as set forth in this Section 18.2, together with the other amounts specified above to be paid by Lessee concurrently with such purchase, Lessor will Transfer to Lessee all of the Lessor's right, title and interest in and to the Aircraft, this Lease will terminate and, if Lessee shall not have assumed the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates as provided for above, Lessor will request the Indenture Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the lien of the Trust Indenture and releasing the Purchase Agreement, the Purchase Agreement Assignment, the Engine Purchase Agreement and the Engine Purchase Agreement Assignment from the assignment and pledge, if any, thereunder; provided, that if Lessee elects to pay the Special Purchase Price in installments as provided for above (and shall have paid in full the installment thereof due on the Special Purchase Option Date), the following provisions shall also be applicable: (a) this Lease shall continue in full force and effect (except as hereinafter provided) but shall constitute then and thereafter a lease intended for security securing the payment of such installments (and any appropriate UCC financing statements or amendments to UCC financing statements shall be filed in order to indicate that this Lease is intended for security purposes), (b) Lessor shall permit re-registration of the Aircraft in the name of Lessee or a Sublessee on the Special Purchase Option Date (it being understood that in all other respects the registration provisions of the Operative Agreements shall remain fully applicable), (c) no Basic Rent shall be payable after the Special Purchase Option Date, (d) the Stipulated Loss Value of the Aircraft determined at any time after the Special Purchase Option Date shall be equal to the aggregate amount of the installments of the Special Purchase Price which have not been paid at the time of such determination, (e) the reference to Basic Rent in Section 14.1 shall be deemed to refer to installments of the Special Purchase Price and (f) in the event of the occurrence and continuance of a Lease Event of Default after the Special Purchase Option Date, Lessor shall be entitled to accelerate the unpaid installments and exercise all the remedies available under applicable law to a secured creditor with respect thereto.

         (e) If Lessee shall have elected both (i) to assume all of the rights and obligations of Lessor under the Trust Indenture in accordance with
Section 7.03 of the Trust Indenture and (ii) to pay to Lessor the installments specified in the proviso to Section 18.2(c) of this Lease, then, as further conditions precedent to those specified in paragraphs (c) and (d) of this
Section 18.2 to such assumption:

         (1) the Indenture Trustee shall have received evidence reasonably satisfactory to it that the Trust Indenture, after giving effect to the transactions contemplated by Section 18.2(d) of this Lease, constitutes a first priority and perfected security interest in the Aircraft, which evidence shall include an opinion of the tenor contemplated by Section 7.03(h) of the Trust Indenture and the Owner Trustee shall have received evidence reasonably satisfactory to it that it has a second priority and perfected security interest in the Aircraft; and (2) the Indenture Trustee and the Owner Trustee shall execute and deliver an intercreditor agreement that covers the following matters:

                 (a) the Owner Trustee shall not, notwithstanding any Lease Event of Default, exercise any remedy accorded to it pursuant to
         Section 15 of this Lease until the Trust Indenture shall have been discharged pursuant to Section 10.01 of the Trust Indenture;





                       SALE AND LEASE AGREEMENT [N604SW]

                 (b) payment of the Supplemental Rent in respect of the installments specified in Section 18.2(c), and all other amounts owing to the Owner Trustee (other than Excluded Payments) (collectively, "Equity Payments"), shall be fully and unconditionally subordinated to the payment in full in cash of principal, interest, Break Amount or Premium, if any, and all other amounts owing to the Holders or the Indenture Trustee under or in respect of the Certificates or the Trust Indenture (collectively, "Debt Payments"), all pursuant to such terms of subordination as shall be effectively and substantively equivalent to the manner in which Debt Payments are paid or payable in priority to the Equity Payments, and such other customary terms of subordination as shall be reasonably required by the Indenture Trustee; and

                 (c) the Owner Trustee shall have the substantive equivalent of the cure and buy-out rights specified in clauses (e)(i) and (e)(ii) of Section 8.03 of the Trust Indenture.

         Section 19. Successor Owner Trustee. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without the necessity of any consent or approval by Lessee (but such successor Owner Trustee shall qualify under the terms of Section 8(b) of the Participation Agreement) and without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Trust Agreement, and such right may be exercised repeatedly as long as this Lease shall be in effect.

         Section 20. Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor (subject to the terms of the Trust Indenture) or Indenture Trustee may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor or Indenture Trustee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

         Section 21. Quiet Enjoyment. So long as no Lease Event of Default shall have occurred, and be continuing, during the Term, Lessor will not, through its own actions or inactions, interfere in the quiet enjoyment of the Aircraft by Lessee or any Permitted Sublessee.

         Section 22.       Investment of Security Funds; Miscellaneous;
Amendment.

         22.1 Investment of Security Funds. Subject always to the terms of the Trust Indenture for so long as the Trust Indenture shall remain in effect, any moneys required to be paid to or retained by Lessor which are not required to be paid to Lessee pursuant to Section 10.6 or 11.4 solely because a Lease Event of Default or Lease Default shall have occurred and be continuing, or which





                       SALE AND LEASE AGREEMENT [N604SW]
are held by Lessor pending payment to Lessee pursuant to Section 11.4 or which are required to be paid to Lessee pursuant to Section 10.3 or 11.4 after completion of a replacement to be made pursuant to Section 10.1 or 10.2, shall, until paid to Lessee as provided in Section 10 or 11 or applied as provided herein or in the Trust Indenture or Trust Agreement, be invested by Lessor from time to time as directed in writing by Lessee and at the expense and risk of Lessee in the following securities (which shall mature within 91 days of the date of purchase thereof): (a) direct obligations of the Government; (b) obligations fully guaranteed by the Government; (c) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated P-1 or its equivalent by Moody's Investors Service and A-l or its equivalent by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc.; or (d) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with (i) the Owner Trustee or Indenture Trustee (in their individual capacities) or (ii) any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $100,000,000. There shall be promptly remitted to Lessee or its order any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Lease Event of Default or a Lease Default (of the type described in Section 14.1 or 14.5) shall have occurred and be continuing. Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, including Taxes, if any, incurred in connection with such investment), such amount to be disposed of in accordance with the terms of the Trust Indenture or the Trust Agreement.

         22.2 Miscellaneous; Amendment. Lessee shall do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, all such further acts, conveyances and assurances as Owner Trustee, Indenture Trustee or any Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Agreements. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in or to the Aircraft, Airframe or Engines except as a lessee only. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN, AND EACH LEASE SUPPLEMENT AND AMENDMENT HERETO IS INTENDED TO BE, DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS





                       SALE AND LEASE AGREEMENT [N604SW]

MADE IN SUCH STATE BY RESIDENTS THEREOF AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease and each Lease Supplement and amendment hereto may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument; provided, that no security interest in Lessor's right, title and interest in and to this Agreement may be created through the transfer or possession of any counterpart other than the counterpart identified, for purposes of perfection of a security interest in chattel paper (as such term is defined in the UCC), as the original counterpart on the cover hereof.

         Section 23. Permitted Foreign Air Carriers. Lessor may, in the exercise of its reasonable business judgment, by written notice to Lessee, remove any foreign air carrier from Exhibit D and Lessee may, by written notice to Lessor, request that any foreign air carrier be added to Exhibit D, subject to Lessor's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, no deletion of an airline from the list of Permitted Foreign Air Carriers pursuant hereto shall (i) affect any existing sublease or other agreement providing for transfer of possession of the Aircraft, Airframe, any Engine or Part which was permitted hereunder at the time entered into, or (ii) preclude any subsequent renewal or extension of such sublease or other agreement to which the Permitted Foreign Air Carrier under a sublease is entitled by the terms thereof as originally in effect.





                       SALE AND LEASE AGREEMENT [N604SW]

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed and delivered as of the day and year first above written.


                                        Lessor:

                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION, not in its
                                        individual capacity except as expressly
                                        stated herein, and otherwise solely as
                                        Owner Trustee under the Trust Agreement


                                        By:   /s/ Michelle K. Blezard
                                              Corporate Trust Officer


                                        Lessee:

                                        SOUTHWEST AIRLINES CO.


                                        By:   /s/ John D. Owen
                                              Treasurer






                       SALE AND LEASE AGREEMENT [N604SW]

                                  EXHIBIT A TO
                                LEASE AGREEMENT


                 SALE AND LEASE AGREEMENT SUPPLEMENT NO. _____


         THIS SALE AND LEASE AGREEMENT SUPPLEMENT NO. _____, dated ______________, _____ between SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under that certain Trust Agreement, dated as of August 1, 1995 (the "Trust Agreement"), between the Owner Participant named therein and such Bank ("Lessor"), and SOUTHWEST AIRLINES CO., a Texas corporation ("Lessee"),

                                   RECITALS.

         A. On ________________ an AC Form 8050-2 Bill of Sale from Manufacturer (as defined in the Sale and Lease Agreement hereinbelow referred to) in favor of Lessee covering the Aircraft hereinbelow described was recorded by the Federal Aviation Administration as Conveyance Number ________;

         B. Lessor and Lessee have heretofore entered into that certain Sale and Lease Agreement dated as of August 1, 1995, as supplemented and amended from time to time (herein called the "Lease Agreement" and the defined terms therein being herein used with the same meaning), which Lease Agreement provides in Section 2 for the execution of a Lease Supplement substantially in the form hereof for the purpose of Lessee's selling to Lessor, and Lessor's leasing back to Lessee, the Aircraft under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof; and

         C. The Lease Agreement relates to the airframe and engines described below, and a counterpart of the Lease Agreement is attached hereto and made a part hereof and this Lease Supplement, together with such attachment, is being filed for recordation with the FAA on the date hereof as one document.

______________________

         All of the right, title and interest of Lessor in and to this Sale and Lease Agreement Supplement has been assigned to and is subject to a security interest in favor of Wilmington Trust Company, as Indenture Trustee. This Sale and Lease Agreement Supplement has been executed in several counterparts. No security interest in Lessor's right, title and interest in and to this Sale and Lease Agreement Supplement may be created through the transfer or possession of any counterpart other than the counterpart identified, for purposes of perfection of a security interest in chattel paper (as such term is defined in the UCC), as the original counterpart. [This is not the original counterpart.]

         In consideration of the premises and other good and sufficient consideration, and pursuant to Section 2 of the Lease Agreement, Lessor and Lessee hereby agree as follows:

         1. Lessee hereby delivers and sells to Lessor and Lessor hereby accepts and purchases from Lessee and in turn delivers and leases back to Lessee, and Lessee hereby accepts and leases back from Lessor, under the Lease Agreement, as herein supplemented, the following-described Boeing Model 737-3H4 Series Aircraft (the "Delivered Aircraft"), which Delivered Aircraft as of the date hereof consists of the following:

         Airframe: U.S Registration Number N604SW and Manufacturer's Serial No. 27955; and

         Engines: Two CFM International Model CFM56-3-B1 Engines installed thereon bearing Engine Manufacturer's Serial Numbers as follows: 859176 and 858187.

         Each of the Engines described above has 750 or more rated takeoff horsepower or the equivalent of such horsepower.

         2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

         3. Lessee hereby confirms to Lessor that the Delivered Aircraft has been or will be duly marked in accordance with the terms of Section 7.l.2 of the Lease and that Lessee has accepted the Delivered Aircraft for all purposes hereof and of the Lease Agreement, including its being airworthy, in accordance with specifications, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof, and free and clear of all Liens except Permitted Liens; provided, however, that this Section 3 is without prejudice to the rights of Lessee or Lessor against Manufacturer or any supplier of the Aircraft, Engines or any Part.

         4.      Lessor's Cost for the Delivered Aircraft is $33,000,000.

         5. All the provisions of the Lease Agreement are hereby incorporated by reference in this Lease Supplement, on and as of the date of this Lease Supplement, to the same extent as if fully set forth herein.

         6. THIS LEASE SUPPLEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed and delivered as of the date and year first above written.

                                        Lessor:

                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION, not in its
                                        individual capacity but solely as Owner
                                        Trustee under the Trust Agreement



                                        By  ___________________________________
                                            Corporate Trust Officer


                                        Lessee:

                                        SOUTHWEST AIRLINES CO.



                                        By  ____________________________________
                                            Treasurer





                  SALE AND LEASE AGREEMENT SUPPLEMENT [N604SW]

                                 EXHIBIT B-1 TO
                                LEASE AGREEMENT


                         STIPULATED LOSS VALUE SCHEDULE


                     SLV
                Determination                              Stipulated Loss Value
                     Date                                  (% of Lessor's Cost)
               ------------------                          ---------------------


         [The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.]





_________________________

* NOTE: If the event giving rise to an obligation to pay any Stipulated Loss Value occurs and the actual date of the loss of tax benefits resulting from such event shall be earlier or later than the date assumed in calculating the Federal income tax consequences reflected in the applicable Stipulated Loss Value, such Stipulated Loss Value shall be appropriately adjusted upwards or downwards to reflect the actual timing of the loss of such tax benefits, but otherwise based on the same original assumptions.





                                     B-1-1

                                 EXHIBIT B-2 TO
                                LEASE AGREEMENT


                           TERMINATION VALUE SCHEDULE


                  TV
            Determination                                    Termination Value
                 Date                                       (% of Lessor's Cost)
            --------------                                  --------------------



         [The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.]

_________________________

* NOTE: If the event giving rise to an obligation to pay any Termination Value occurs and the actual date of the loss of tax benefits resulting from such event shall be earlier or later than the date assumed in calculating the Federal income tax consequences reflected in the applicable Termination Value, such Termination Value shall be appropriately adjusted upwards or downwards to reflect the actual timing of the loss of such tax benefits, but otherwise based on the same original assumptions.





                                     B-2-1

                                  EXHIBIT C TO
                                LEASE AGREEMENT

                                     PART I
                             RENT PAYMENT SCHEDULE


                                               Percentage of
                                               Lessor's Cost
                                  --------------------------------------
   Rent Payment
       Date                  Total                Advance               Arrears
  --------------             -----                -------               -------



         [The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.]

                                  EXHIBIT C TO
                                LEASE AGREEMENT

                                    PART II
                        EBO INSTALLMENT PAYMENT SCHEDULE


EBO Installment                                                   Percentage of
Payment Date                                                      Lessor's Cost
-----------------                                                 -------------





         [The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.]

                                  EXHIBIT C TO
                                LEASE AGREEMENT

                                    PART III
                             SPECIAL PURCHASE PRICE



         [The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.]

                           ________________________%

                                  EXHIBIT D TO
                                LEASE AGREEMENT

                         PERMITTED FOREIGN AIR CARRIERS


Aer Lingus                                                 Icelandair
Aeromexico                                                 Interflug
Air Canada                                                 Japan Air Lines
Air Europa                                                 Japan Air Lines System
Air France                                                 Japan TransOcean Air
Air Inter                                                  KLM
Air New Zealand                                            Korean Air
Air UK                                                     LAN Chile
Alitalia                                                   Lauda Air
All Nippon Airways                                         Lufthansa
ALM                                                        Luxair
Ansett Airlines of Australia                               Maersk
Australian Airlines                                        Malaysian Airline System
Austrian Airlines                                          Martinair
Bahamasair                                                 Mexicana
Braathens S.A.F.E.                                         Monarch Airlines
Britannia                                                  Nordair
British Airways                                            QANTAS Airways
British Midland                                            Quebecair
BWIA                                                       Ryanair
Canadian Airlines International                            Sabena
Cathay Pacific Airways                                     SAS
Cayman Airways                                             Singapore Airlines
Condor Flugdienst                                          Swissair
DanAir                                                     TAP
Finnair                                                    Thai Airways
Garuda                                                     Trans Australia Airlines
Hopag Lloyd                                                Transavia Holland
                                                           Transbrasil
                                                           VARIG

                                  EXHIBIT E TO
                                LEASE AGREEMENT


                            ASSUMED INTEREST AMOUNTS


            Rent Payment                                        Assumed Interest
                Date                                                 Amount
           --------------                                       ----------------



         [The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.]

                                 APPENDIX A TO
                                LEASE AGREEMENT


                           CERTAIN RETURN CONDITIONS

         In the event that Lessee (or any Permitted Sublessee then in possession of the Aircraft) shall not then be using a continuous or "progressive" maintenance program with respect to the Airframe, Lessee agrees that at the time of its return of the Aircraft pursuant to Section 5.3, the Airframe shall have at least one year remaining until the next scheduled "D" check (which term, as used in this paragraph, shall refer to a "full D" check accomplished at ten year intervals, rather than to any "quarter D" or "half D" check which may be scheduled under the Maintenance Program then used by Lessee or any Permitted Sublessee, as the case may be).


                                   *   *   *





                                     APP-1